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BANCINSURANCE CORPORATION
250 East Broad Street
Tenth Floor
Columbus, Ohio 43215
www.bancins.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 30, 2007

To Our Shareholders:

Notice is hereby given that the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) of Bancinsurance Corporation will be held at The Columbus Club, 181 East Broad Street, Columbus, Ohio 43215, on Wednesday, May 30, 2007, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

1. To elect eight directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;

2. To consider and vote upon a proposal to approve an amendment to the Bancinsurance Corporation 2002 Stock Incentive Plan to increase the number of common shares available for issuance thereunder from 600,000 to 950,000; and

3. To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 5, 2007 will be entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof.

We hope you can attend the Annual Meeting.

We urge you to complete, sign, date and return the enclosed proxy card as soon as possible so that your common shares may be voted in accordance with your wishes. Proxies are revocable at any time prior to being exercised at the Annual Meeting, and if you attend the Annual Meeting and wish to vote in person, you may revoke your proxy and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS,

Matthew C. Nolan
Secretary

Columbus, Ohio
April 27, 2007

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS To Be Held May 30, 2007
VOTING SECURITIES
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF AMENDMENT TO THE BANCINSURANCE CORPORATION 2002 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF COMMON SHARES AVAILABLE FOR ISSUANCE THEREUNDER FROM 600,000 TO 950,000
PRINCIPAL SHAREHOLDERS
EXECUTIVE OFFICERS OF THE COMPANY
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION OF EXECUTIVE OFFICERS
CODE OF ETHICS
AUDIT COMMITTEE MATTERS
TRANSACTIONS WITH RELATED PERSONS
SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS

BANCINSURANCE CORPORATION
250 East Broad Street
Tenth Floor
Columbus, Ohio 43215
www.bancins.com

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 30, 2007

April 27, 2007

This Proxy Statement is furnished to the shareholders of Bancinsurance Corporation in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Annual Meeting of Shareholders to be held on May 30, 2007, at 9:00 a.m., Eastern Daylight Time, at The Columbus Club, 181 East Broad Street, Columbus, Ohio 43215, and at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement and the enclosed proxy card are first being sent or given to the Company’s shareholders on or about April 27, 2007. The Annual Report of the Company for the fiscal year ended December 31, 2006, including consolidated financial statements, is being mailed to all shareholders together with this Proxy Statement. All references in this Proxy Statement to “Bancinsurance,” the “Company,” “we” or “us” refer to Bancinsurance Corporation.

You may ensure your representation at the Annual Meeting by completing, signing, dating and promptly returning the enclosed proxy card in the envelope provided. You may revoke your proxy at any time before it is exercised at the Annual Meeting by filing with the Company a notice in writing revoking it, by duly executing and returning a proxy card bearing a later date or by attending the Annual Meeting, giving notice of revocation of your proxy and voting in person. Attending the Annual Meeting will not, in and of itself, revoke a previously-appointed proxy. Subject to such revocation and except as otherwise stated herein or in the proxy card, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted in accordance with the instructions contained therein. If no instructions are given (excluding broker non-votes), valid proxies will be voted for the election as directors of the nominees identified herein, for the approval of the amendment to the Bancinsurance Corporation 2002 Stock Incentive Plan and, at the discretion of the proxy holders, on any other matters that may properly be brought before the Annual Meeting.

The entire expense of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card and other materials used in the solicitation of proxies will be paid by the Company. Proxies may be solicited personally or by telephone, mail, electronic mail, facsimile or telegraph. Officers or employees of the Company may assist with solicitations and will receive no additional compensation. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Company’s common shares.

VOTING SECURITIES

Holders of record of the Company’s common shares, without par value (the “Common Shares”), at the close of business on April 5, 2007 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, there were 4,931,450 Common Shares issued and outstanding. Each Common Share outstanding on the Record Date entitles the holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. A quorum for the Annual Meeting is a majority of the issued and outstanding Common Shares as of the Record Date. Common Shares represented by properly executed proxies returned to the Company prior to or at the Annual Meeting will be counted toward the establishment of a quorum for the Annual Meeting even though they are marked “Abstain” or “Withheld” (from any or all nominees for director) or are not marked at all. Broker/dealers who hold Common Shares in “street name” may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such Common Shares and may vote such Common Shares on routine matters such as the election of directors, but broker/dealers may not vote such

Common Shares on non-routine matters without specific instructions from the beneficial owner of such Common Shares. Proxies that are signed and submitted by broker/dealers that have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Broker non-votes count toward the establishment of a quorum for the Annual Meeting.

The laws of the State of Ohio under which the Company is incorporated provide for cumulative voting rights in the election of directors under certain circumstances. A shareholder must give notice in writing to the President, a Vice President or the Secretary of the Company before 9:00 a.m. on May 28, 2007 if he or she desires cumulative voting in the election of directors. If an announcement of the giving of such notice is made upon convening of the Annual Meeting by the chairman or the secretary of the Annual Meeting, or by, or on behalf of, such shareholder, each shareholder will have cumulative voting rights in the election of directors. Cumulative voting entitles each shareholder to cumulate the voting power he or she possesses in the election of directors and give one nominee as many votes as is determined by multiplying the number of votes to which he or she is entitled by the number of directors to be elected, or to distribute his or her votes on the same principle among two or more of the nominees, as he or she sees fit.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to the Company’s Amended and Restated Code of Regulations (the “Regulations”), the Board of Directors is comprised of eight directors, each of whom serves until the next annual meeting of shareholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal. The Board has nominated the persons identified below for election as directors of the Company at the Annual Meeting. The eight nominees receiving the greatest number of votes will be elected. Withheld votes with respect to any nominee will have no effect on the election of that nominee. If voting for the election of directors is cumulative, the persons named in the enclosed proxy intend to vote the Common Shares represented thereby and by other proxies held by them so as to elect as many of the eight nominees named below as possible.

On March 7, 2007, Saul Sokol, who has served as a director since 1982, informed the Company of his intention to retire from the Board of Directors and not stand for re-election at the Annual Meeting. Saul Sokol is the brother of Si Sokol and the uncle of John S. Sokol. In connection with Saul Sokol’s decision, the Board has nominated Edward N. Cohn to stand for election as a director at the Annual Meeting. Mr. Cohn was recommended to the Board by Si Sokol, the Company’s Chairman and Chief Executive Officer, and John S. Sokol, the Company’s President and Acting Chief Executive Officer.

Unless otherwise directed in your proxy, the Common Shares voted pursuant thereto will be voted FOR the election of the nominees identified below. In the event that any of the nominees for director should become unwilling or unable to serve, the proxy holders reserve full discretion to vote the Common Shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee(s) designated by the Board of Directors.

The Board of Directors recommends that the shareholders vote FOR the election of each of the nominees for director named below.

Nominees for Election as Directors at the Annual Meeting

		Current Position	Director
Name	Age	with Company	Since

Si Sokol	79	Chairman of the Board, Chief Executive Officer,(1) Chairman of Executive Committee	1970
John S. Sokol	44	President, Acting Chief Executive Officer,(1) Director	1990
Douglas G. Borror	51	Director, member of Compensation Committee	2004
Kenton R. Bowen	44	Director, member of Audit Committee	2002
Stephen P. Close	57	Director, member of Audit Committee, member of Compensation Committee	2006
Edward N. Cohn	48	Nominee for Director	n/a
Daniel D. Harkins	77	Director, Chairman of Audit Committee, member of Executive Committee	1981
Matthew D. Walter	38	Director, Chairman of Compensation Committee	2001

(1)	On March 7, 2007, the Board of Directors appointed John S. Sokol, our President, to serve as the Acting Chief Executive Officer of the Company while Si Sokol recovers from surgery. This expanded role will continue until such time as Si Sokol is able to resume his duties as Chief Executive Officer.

Si Sokol has been Chairman of the Board since 1970 and Chief Executive Officer since December 1980 (see note (1) above). He is also Chairman of the Board and Chief Executive Officer of Ohio Indemnity Company (“Ohio Indemnity”), the Company’s wholly-owned property/casualty insurance subsidiary, and has held such positions since January 1976 and June 1999, respectively. He served as President of the Company and Ohio Indemnity from December 1980 until June 1999. He was the Chairman of the Board of American Legal Publishing Corporation (“ALPC”), the Company’s wholly-owned municipal code publishing subsidiary that was sold in August 2006, from January 1988 to August 2006 (see “Transactions with Related Persons”). Si Sokol currently serves on the Fifth Third Bank Community Advisory Forum. Si Sokol is John S. Sokol’s father and Saul Sokol’s brother.

John S. Sokol has been President of the Company and Ohio Indemnity since June 1999 and Acting Chief Executive Officer of the Company since March 2007 (see note (1) above). He was Executive Vice President of the Company and Ohio Indemnity from June 1996 until June 1999 and Vice President of the Company and Ohio Indemnity from 1993 until June 1996. From 1989 until 1993, John S. Sokol served as an officer for Manufacturers Hanover and Chemical Bank, a national provider of banking and financial services. John S. Sokol is the son of Si Sokol and the nephew of Saul Sokol.

Douglas G. Borror has been Chairman of the Board of Dominion Homes, Inc., a regional home builder, since July 1999 and Chief Executive Officer of Dominion Homes, Inc. since September 1992. Mr. Borror was President of Dominion Homes, Inc. from November 2004 until March 2006. He serves on the board of directors of Columbia Gas of Ohio, Inc., a natural gas utility company, and is a member of the Board of Trustees of The Ohio State University.

Kenton R. Bowen has served as Executive Vice President of Teleperformance USA, a technical support and customer service outsourcing company, since January 2006. From 1996 until January 2006, he was the President and a Director of CallTech Communications, LLC, a technical support and customer service outsourcing company. From 1992 until 1996, he was the Vice President of Corporate Finance for Provident Bank, a national provider of banking and financial services. From 1990 until 1992, Mr. Bowen was a Vice President for Bank One, a national provider of banking and financial services. Mr. Bowen serves on the board of directors of Adams Medical Venture, a private medical venture capital company, and serves as a Managing Partner of Weiler-Bowen, Ltd., a real estate development firm.

Stephen P. Close has served as Senior Vice President for Coinmach Corporation, a provider of coin operated laundry vending equipment to multi-family housing and universities, since 1997. From 1975 until 1997, he served as President and Chief Executive Officer for National Coin Laundry, a provider of coin operated laundry vending equipment to multi-family housing and universities and commercial industrial laundry equipment to nursing homes, athletic clubs, and hospitals. Mr. Close serves on the board of directors of the Riverside Hospital Foundation.

Edward N. Cohn has served as President and Chief Executive Officer of Big Brothers Big Sisters of Central Ohio, a non-profit corporation that provides quality mentoring relationships to youth, since March 2006. From August 1998 to March 2006, he served as President of Unizan Bank, Columbus, a provider of banking and financial services. Mr. Cohn was with County Savings Bank from 1985 to 1998, and served as Chairman and Chief Executive Officer from 1993 to 1998.

Daniel D. Harkins is a private investor. Prior to 1987, Mr. Harkins owned and served as President of Ace Beverage Distributing Company. From 1978 until 1980, he served as a consultant for A. T. Kearney, Inc., a management consulting firm. From 1973 until 1978, he served as General Sales Manager and International Sales Manager for several divisions of Ashland Chemical Company.

Matthew D. Walter has served as the Chairman of the Board and Chief Executive Officer of BoundTree Medical Products, Inc., a provider of medical equipment to the emergency care market, since November 2000. He has also served as Managing Partner of Talisman Capital Partners, a private investment company, since June 2000. From July 1996 until September 2000, Mr. Walter served as Vice President and General Manager of National PharmPak, Inc., a subsidiary of Cardinal Health, Inc., a provider of products and services to the health care industry. Mr. Walter serves on the board of directors of Cardinal Health, Inc.

Director Independence

The Board of Directors currently has eight members. Although the Company is not a listed issuer whose securities are listed on a national securities exchange or in an inter-dealer quotation system which has requirements that a majority of the Board be independent, the Board has determined that five of its current members (Douglas G. Borror, Kenton R. Bowen, Stephen P. Close, Daniel D. Harkins and Matthew D. Walter) and Edward N. Cohn, a nominee for election as a director at the Annual Meeting, qualify as independent directors under the rules of The Nasdaq Stock Market, Inc. (“Nasdaq”). In addition, the Board determined that William S. Sheley, who served as a director of the Company during 2006 until his retirement from the Board at the 2006 Annual Meeting of Shareholders, qualified as independent under the Nasdaq rules. When determining whether a director or nominee for director meets the criteria for independence required by the Nasdaq rules, the Board broadly considers all relevant facts and circumstances to determine whether the director or nominee has any relationship which, in the Board’s opinion, interferes with the exercise of independent judgment in carrying out the responsibilities of a director. With respect to the independent directors and Mr. Cohn, there are no transactions, relationships or arrangements not requiring disclosure pursuant to Item 404(a) of Regulation S-K that were considered by the Board in determining that these individuals are independent under the Nasdaq rules. Si Sokol, our Chairman of the Board and Chief Executive Officer, John S. Sokol, our President and Acting Chief Executive Officer, and Saul Sokol, who is retiring from the Board at the Annual Meeting, do not qualify as independent as a result of their service as executive officers and familial relationship with executive officers, as applicable.

Board Meetings and Committees

The Board of Directors has three standing committees: (1) the Audit Committee; (2) the Compensation Committee; and (3) the Executive Committee. The Board held five meetings during the 2006 fiscal year. Each of the directors attended at least 75% of the total number of meetings of the Board and the committees on which he served during the 2006 fiscal year (in each case, held during the period that he served), except for Douglas G. Borror and William S. Sheley.

The Audit Committee operates pursuant to a written Audit Committee Charter adopted by the Board of Directors. A copy of the Audit Committee Charter is available on the Company’s website at www.bancins.com. The Company will also provide, free of charge, copies of the Audit Committee Charter upon written request directed to the Company’s Secretary at 250 East Broad Street, Tenth Floor, Columbus, Ohio 43215. The Audit Committee’s

purpose is to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices. The Audit Committee’s role includes discussing with management the Company’s processes to manage business and financial risk and the Company’s compliance with significant applicable legal, ethical and regulatory requirements as well as responsibility for the appointment, replacement, compensation, and oversight of the independent registered public accounting firm (the “independent auditor”) engaged to prepare or issue audit reports on our consolidated financial statements. The Audit Committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities. The specific responsibilities of the Audit Committee in carrying out its oversight role are delineated in the Audit Committee Charter. Each member of the Audit Committee qualifies as independent under the applicable (1) Securities and Exchange Commission (“SEC”) rules and (2) Nasdaq rules. The Board has determined that Kenton R. Bowen qualifies as an audit committee financial expert as defined in the SEC rules. The Audit Committee held seven meetings during the 2006 fiscal year.

The Compensation Committee’s purpose is to discharge the Board of Director’s responsibilities with respect to compensation of the Company’s executive officers and administration of the Company’s equity compensation plans. The Compensation Committee does not have a written charter and operates pursuant to authority delegated by the Board. The Compensation Committee’s duties and authority include: (1) administering the Company’s 1994 Stock Option Plan (the “1994 Stock Plan”) and the Company’s 2002 Stock Incentive Plan; (2) reviewing, considering, and determining the compensation and benefits for the Company’s executive officers; and (3) reviewing, considering, and making recommendations to the Board concerning executive officer organizational issues and succession plans and director compensation. At the request of the Chairman of the Compensation Committee, the President assists the Chairman in preparing the agenda for Compensation Committee meetings and attends Compensation Committee meetings. The President also makes recommendations to the Compensation Committee regarding compensation for the executive officers (excluding himself and the Chief Executive Officer). The Compensation Committee considers the President’s recommendations, but is not bound to, and does not always, accept the President’s recommendations concerning executive compensation. With respect to the President’s compensation, the Compensation Committee discusses his compensation package with him but makes decisions with respect to his compensation without him being present. The Compensation Committee has the authority to retain, terminate and approve the fees for consultants to assist in discharging its duties. During 2006, the Compensation Committee engaged Hewitt Associates LLC to perform an analysis of the competitiveness of the compensation program for the Company’s President and Chief Financial Officer positions. Hewitt Associates reported directly to the Compensation Committee. The Compensation Committee also utilizes Wendy Schutt: Human Resources Consulting from time to time to assist the Compensation Committee in its administration of executive officer compensation. During 2006, Wendy Schutt performed market analyses of executive compensation practices and regularly attended the meetings of the Compensation Committee. Each member of the Compensation Committee qualifies as independent under the Nasdaq rules. The Compensation Committee held six meetings during the 2006 fiscal year. See the “Compensation Discussion and Analysis” section of this Proxy Statement for more information about our 2006 executive officer compensation.

Between meetings of the Board of Directors, the Executive Committee has, to the extent permitted by law, all of the powers and duties of the Board. The Executive Committee held five meetings during the 2006 fiscal year.

Nomination and Election of Directors

Because the family of Si Sokol, the Company’s Chairman and Chief Executive Officer, beneficially owns more than 57% of the issued and outstanding Common Shares, the Board of Directors has not established a nominating committee or adopted a nominating committee charter. Instead, the full Board is responsible for identifying and selecting the nominees for director to be elected at the annual meeting of shareholders.

When considering candidates for the Board of Directors, the Board evaluates the entirety of each candidate’s credentials and does not have any specific eligibility requirements or minimum qualifications that must be met by a nominee selected by the Board. The Board considers those factors it deems appropriate, including judgment, skill, independence, diversity, strength of character, experience with businesses and organizations comparable in size or scope, experience as an executive of or advisor to a publicly traded or private company, experience and skill relative to other Board members, specialized knowledge or experience and desirability of the candidate’s membership on the Board. Depending upon the current needs of the Board, the Board may weigh certain factors more or less heavily. The Board does, however, believe that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no material conflict of interest that would interfere with performance as a director.

The Board of Directors considers candidates from any reasonable source, including shareholder recommendations, and does not evaluate candidates differently based on who has made the recommendation. To date, the Board has not retained any consultant or search firm to assist in the process of identifying and evaluating candidates and, accordingly, no fees have been paid to any such consultant or search firm.

Shareholders may recommend director candidates for consideration by the Board of Directors by giving written notice of the recommendation to the Secretary of the Company at 250 East Broad Street, Tenth Floor, Columbus, Ohio 43215. The recommendation must include the candidate’s name, age, business address, residence address and principal occupation or employment as well as a description of the candidate’s qualifications, attributes and other skills. A written statement from the candidate consenting to serve as a director, if so elected, must accompany any such recommendation.

Executive Sessions

The Company’s independent directors hold regularly scheduled executive sessions at least twice per year and at such other times as the independent directors deem necessary or appropriate. Only the independent directors attend such executive sessions.

Communications with the Board of Directors

The Board of Directors believes that it is important for shareholders to have a process to send communications to the Board. Accordingly, shareholders who wish to communicate with the Board or a particular director may do so by sending a letter to the Secretary of the Company at 250 East Broad Street, Tenth Floor, Columbus, Ohio 43215. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or a “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Attendance at Annual Shareholder Meetings

The Company does not have a formal policy with respect to attendance by the directors at the annual meeting of shareholders. However, directors are encouraged to attend and the Board of Directors and its committees meet immediately before or following the annual meeting of shareholders. All but one of the individuals then serving as directors attended the 2006 Annual Meeting of Shareholders.

Compensation of Directors

Each non-employee director receives the following annual compensation for his service as a director:

•	$10,000 annual retainer ($20,000 and $13,000 in the case of the Audit Committee Chairman and the Compensation Committee Chairman, respectively);

•	$750 for each Board of Directors or committee meeting that he attends in person (provided that a non-employee director receives only $750 for attending multiple Board and committee meetings held on the same date);

•	$250 for each Board of Directors or committee meeting in which he participates telephonically (provided that a non-employee director receives only $250 for participating telephonically in multiple Board and committee meetings held on the same date); and

•	stock options to purchase 2,000 Common Shares pursuant to the Company’s 2002 Stock Incentive Plan.

Generally, our Board of Directors has granted annual option awards to our non-employee directors at its meeting held during the second or third quarter. The Company does not employ any program, plan or practice to time option grants with the release of material non-public information, and the grant date of each stock option award is the same date that the Board approves the grant. In accordance with the terms of the 2002 Stock Plan, the exercise price of each stock option is equal to the closing price of the Common Shares on the date of grant. On July 19, 2006, the Board granted each non-employee director stock options to purchase 2,000 Common Shares at an exercise price of $6.00 per share (the closing price of our Common Shares on the date of grant) pursuant to the Company’s 2002 Stock Incentive Plan. The stock options vest and become exercisable on the first anniversary of the date of grant and expire on the tenth anniversary of the date of grant unless sooner exercised or forfeited.

Each director of the Company also serves as a director of Ohio Indemnity and receives no additional compensation therefor. Employee directors receive no additional compensation from the Company or Ohio Indemnity for serving as directors.

2006 Director Compensation Table

The following table summarizes the total compensation paid to each of the non-employee directors during the 2006 fiscal year:

	Fees
	Earned
	or Paid	Option
	in Cash	Awards(1)(2)	Total
Name	($)	($)	($)

Douglas G. Borror	15,250	2,249	17,499
Kenton R. Bowen	15,250	2,249	17,499
Stephen P. Close(4)	12,250	2,249	14,499
Daniel D. Harkins	29,750	2,249	31,999
William S. Sheley(3)	4,667	—	4,667
Saul Sokol	13,750	2,249	15,999
Matthew D. Walter	19,000	2,249	21,249

(1)	The amounts shown represent the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year in accordance with Statement of Financial Accounting Standards No. 123R, “Share-Based Payment (“FAS 123R”),” for stock option awards granted by the Company to the non-employee directors during fiscal year 2006. See Note 11 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for a description of the assumptions used to value options granted. The grant date fair value of the 2006 awards calculated in accordance with FAS 123R was $4,960 for each non-employee director.

(2)	As of December 31, 2006, the non-employee directors held the following stock options to purchase Common Shares: Douglas G. Borror: 2,000 options (0 exercisable and 2,000 unexercisable); Kenton R. Bowen: 4,000 options (2,000 exercisable and 2,000 unexercisable); Stephen P. Close: 2,000 options (0 exercisable and 2,000 unexercisable); Daniel D. Harkins: 12,000 options (10,000 exercisable and 2,000 unexercisable); Saul Sokol: 16,000 options (14,000 exercisable and 2,000 unexercisable); and Matthew D. Walter: 8,000 options (6,000 exercisable and 2,000 unexercisable).

(3)	On May 31, 2006, William S. Sheley, who had served as a director since July 2000, retired from the Board of Directors. Mr. Sheley received a pro-rated portion of the annual retainer in respect of his service as a director during the 2006 fiscal year.

(4)	On May 31, 2006, Stephen P. Close was elected as a director. Mr. Close received a pro-rated portion of the annual retainer in respect of his service as a director during the 2006 fiscal year.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO THE BANCINSURANCE CORPORATION 2002
STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF COMMON SHARES AVAILABLE FOR ISSUANCE THEREUNDER FROM 600,000 TO 950,000

General

On March 7, 2007, the Board of Directors approved, subject to shareholder approval, an amendment to the Bancinsurance Corporation 2002 Stock Incentive Plan (the “2002 Stock Plan”) that increases the number of Common Shares available for issuance under the 2002 Stock Plan from 600,000 to 950,000 (all of which may be incentive stock options). The amendment does not change any other term of the 2002 Stock Plan.

The 2002 Stock Plan authorizes the granting of (1) incentive stock options (“ISOs”), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (2) nonqualified stock options (“NQSOs”), (3) stock appreciation rights (“SARs”) and (4) restricted stock to employees and non-employee directors of the Company and its subsidiaries (collectively, “Participants”). In addition, each non-employee director has the opportunity to elect to receive all or a portion of his or her annual retainer fees in stock units (“Director Stock Units”). In the following discussion, ISOs, NQSOs, SARs, restricted stock and Director Stock Units are referred to as “Awards.”

Common Shares issued under the 2002 Stock Plan may either be authorized but unissued Common Shares or Common Shares held in treasury. If any Award (other than restricted stock) granted under the 2002 Stock Plan is cancelled, terminated, forfeited or otherwise settled without the payment of cash or the issuance of any Common Shares, such Common Shares may be the subject of future Awards under the 2002 Stock Plan.

The Board of Directors believes that Awards granted under the 2002 Stock Plan (1) foster and promote the Company’s long-term financial success, (2) increase shareholder value by providing Participants with an opportunity to acquire or increase an ownership interest in the Company and (3) help to attract and retain the services of outstanding individuals upon whose judgment, interest and dedication the success of the Company is largely dependent. The Board further believes that the proposed amendment is necessary because the limited number of Common Shares currently available under the 2002 Stock Plan (35,000 as of March 31, 2007) does not provide the Company with sufficient flexibility to carry out its compensation philosophy. If the proposed amendment is approved, 385,000 Common Shares will be available for future Awards pursuant to the 2002 Stock Plan.

As of March 31, 2007, there were 33 employees of the Company and its subsidiaries, including the executive officers named in the Summary Compensation Table, and six non-employee directors of the Company and its subsidiaries eligible to participate in the 2002 Stock Plan. Information with respect to the number and classes of persons to whom Awards have been granted under the 2002 Stock Plan is set forth below in the table under “Aggregate Grants Under the 2002 Stock Plan.”

The following is a brief summary of the material features of the 2002 Stock Plan, as proposed to be amended. This summary is qualified in its entirety by reference to the full text of the 2002 Stock Plan, as proposed to be amended, which has been filed as an appendix to the copy of this Proxy Statement that was filed electronically with the SEC and can be reviewed on the SEC’s website at www.sec.gov. The Company will provide, free of charge, a copy of the full text of the 2002 Stock Plan, as proposed to be amended, to each shareholder to whom a copy of this Proxy Statement is delivered upon written request directed to the Company’s Secretary at 250 East Broad Street, Tenth Floor, Columbus, Ohio 43215.

Summary of Operation of the 2002 Stock Plan

Administration

The 2002 Stock Plan is administered by a committee. The committee is the Compensation Committee or, in the case of Awards to non-employee directors, the full Board of Directors. The applicable committee has the authority to determine, among other things, (1) the Participants to whom Awards will be granted, (2) the time or times of the grant, (3) the type of Awards to be granted to each Participant, (4) the number of Common Shares subject to each

Award, (5) the procedures through which an Award may be exercised and (6) any other terms and conditions of each Award granted under the 2002 Stock Plan. The Compensation Committee consists of not less than three members of the Board (1) who are “outside directors” within the meaning of Section 162(m) of the Code and the regulations and rulings thereunder, (2) who are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (3) none of whom receive payment from the Company in any capacity other than as a director.

Options

Both ISOs and NQSOs (together, “Options”) may be granted under the 2002 Stock Plan. ISOs may be granted for terms of up to, but not exceeding, ten years from the date of grant. In the discretion of the applicable committee, NQSOs may be granted for terms in excess of ten years as specified in the Participant’s Award agreement. Any ISO which is granted to an individual who, on the effective date of the grant, owns of record and beneficially more than 10% of the total combined voting power of all classes of stock of the Company then outstanding and entitled to vote, will not be exercisable more than five years after it is granted. No person may be granted ISOs under the 2002 Stock Plan if it would cause the aggregate fair market value (determined as of the date an ISO is granted) of the Common Shares with respect to which all ISOs held by such person are exercisable for the first time during any calendar year, under the 2002 Stock Plan and all other stock option plans maintained by the Company, to exceed $100,000. In addition, during the period in which the 2002 Stock Plan remains in effect, no person may, in one year, be granted Options or SARs under the 2002 Stock Plan covering more than 100,000 Common Shares, subject to adjustments upon changes in capitalization. ISOs may only be granted to employees of the Company. Options awarded to directors may only be NQSOs.

Option Exercise Price

The exercise price of each Option will be determined by the applicable committee and may not be less than the fair market value of a Common Share on the grant date. For purposes of the 2002 Stock Plan, the fair market value of the Common Shares on a particular date is (1) if the Common Shares are traded on an exchange, the reported closing price on that date, (2) if the Common Shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on that date and (3) if the Common Shares are not traded on an exchange or over-the-counter, the fair market value as determined by the applicable committee in good faith. However, in the case of any ISO granted to an individual who, on the grant date, owns of record and beneficially more than 10% of the total combined voting power of all classes of stock of the Company then outstanding and entitled to vote, the exercise price per share must be at least 110% of the fair market value of a Common Share on the grant date of the ISO.

Payment of Option Exercise Price

Payment of the exercise price of an Option may be made in cash or by check and, if permitted by the applicable committee, by delivery of Common Shares already owned for at least six months and having a fair market value equal to the exercise price of the Option, or a combination of Common Shares and cash or check, equal in the aggregate to the exercise price for the Common Shares being purchased. Each Option and other Award will provide for appropriate arrangements for the satisfaction of all tax withholding requirements applicable to the Award, exercise or cancellation of the Award or purchase of Common Shares. If the Participant has not paid to the Company any required taxes, then the Company may withhold from the value of such Participant’s Award any amount required to comply with applicable tax withholding laws. If permitted by the applicable committee, a Participant may elect to satisfy applicable withholding obligations by having Common Shares otherwise issuable under the 2002 Stock Plan withheld by the Company or delivering already owned Common Shares.

Stock Appreciation Rights

The applicable committee may, in its discretion, grant a SAR to a Participant either alone or in tandem with any Option granted under the 2002 Stock Plan. A SAR granted in tandem with an Option may be granted at the time the Option is granted or at a later date with respect to an existing Option. In the event of the exercise of a SAR granted in tandem with an Option, the Option to which the SAR relates (or the corresponding portion thereof) will be forfeited upon payment of the SAR so exercised. The exercise price of a SAR granted in tandem with an Option may not be less than the exercise price of the related Option. A tandem SAR related to an ISO may only be exercised if the fair market value of the Common Shares subject to the ISO is greater than the exercise price of the ISO. The value of the payout of such a tandem SAR may not be more than 100% of the difference between the exercise price of the ISO and the fair market value of the Common Shares subject to the ISO on the exercise date. A SAR granted in tandem with an Option will expire, unless previously exercised, no later than the expiration of the related Option. SARs may also be issued on a stand-alone basis subject to the terms specified in the Award agreement. Stand-alone SARs are not tied to a specific Option, and the exercise of a stand-alone SAR does not result in the forfeiture of any Options. The exercise price of a stand-alone SAR may not be less than 100% of the fair market value of the Common Shares on the grant date. A Participant exercising a SAR will receive an amount equal to (1) the difference between the fair market value of a Common Share on the exercise date and the exercise price, multiplied by (2) the number of Common Shares with respect to which the SAR is exercised. The applicable committee may provide for the payment of an SAR in cash or in Common Shares valued at fair market value as of the date of exercise, or in any combination thereof.

Restricted Stock

Restricted stock Awards consist of Common Shares issued to eligible Participants, without other payment therefor (other than the payment of the par value of such Common Shares if required by applicable law), as additional compensation for the services to the Company or one of its subsidiaries. Restricted stock Awards will be subject to such terms and conditions as the applicable committee determines, including, without limitation, restrictions on the sale, transfer, pledge, assignment, alienation or hypothecation of such Common Shares and rights of the Company to acquire such restricted stock upon termination of service to the Company and its subsidiaries. The applicable committee may place objective restrictions on the restricted stock and establish conditions that must be met before those restrictions are released (e.g., conditions related to Company-wide, divisional or individual performance or growth in earnings per share, revenues or profits) and the related period over which the conditions must be met. Any performance-related restrictions must be established before 25% of the related restriction period has expired.

Subject to such other restrictions as are imposed by the applicable committee, the Common Shares covered by a restricted stock Award may either be held by the Company in escrow during the restriction period (together with any dividends or other distributions made with respect to the escrowed restricted stock) or issued to the recipient with a legend evidencing the applicable restrictions. Restricted stock Awards will be (1) forfeited, if all restrictions have not been met at the end of the applicable restriction period, and again become available under the 2002 Stock Plan, or (2) released from escrow and distributed (or any restrictions described in the certificate removed) as soon as practicable after the last day of the applicable restriction period, if all restrictions have then been met. Unless the Award agreement provides otherwise, the recipient of restricted stock will be entitled to exercise the voting rights associated with the restricted stock and receive dividends and other distributions paid in respect of the restricted stock. Dividends or other distributions paid in Common Shares will be subject to the same restrictions on transferability and forfeitability as the restricted stock in respect of which they were issued.

Exercise of Awards; Expiration and Termination

Except as otherwise discussed below or specified in the applicable Award agreement (other than an Award agreement relating to an ISO), exercisable Awards must generally be exercised before the earlier of the date of termination of service or the fixed expiration date. In the event of the death or disability (as such term is defined in the 2002 Stock Plan) of a Participant while in service to the Company, each of the Participant’s unvested Awards will immediately vest and become fully exercisable and each of the Participant’s unexercised Awards will expire on the earlier of (1) the fixed expiration date or (2) twelve months after the date of termination due to death or disability.

If the Company enters into a plan or agreement that results in the merger or consolidation of the Company or the reclassification of Common Shares or the exchange of Common Shares for the securities of another entity (other than a subsidiary of the Company) that has acquired the Company’s assets or which is in control of an entity that has acquired the Company’s assets and the terms of that plan or agreement are binding on all holders of Common Shares (except to the extent that dissenting shareholders are entitled to relief under applicable law), all outstanding Awards will become fully exercisable, all restrictions will lapse and each affected Participant will receive, upon payment of the exercise price, if applicable, securities or cash, or both, equal to those the Participant would have been entitled to receive under the plan or agreement if the Participant had already exercised the Award.

A Participant’s unexercised Awards will be forfeited if, without the applicable committee’s consent, the Participant (1) serves as an officer, director or employee of any proprietorship, partnership or corporation, or becomes the owner of a business, or a member of a partnership, which conducts business in competition with the Company or one of its subsidiaries or renders any service (including business consulting) to competitors with any business of the Company or one of its subsidiaries, (2) refuses, if so requested by the Company, to consult with, supply information to, or otherwise cooperate with the Company or (3) deliberately engages in any action which the applicable committee determines has caused substantial harm to the Company’s interests.

Limitations on Transfer of Awards

With the permission of the applicable committee, a Participant who has been granted an Award under the 2002 Stock Plan may transfer such Award (other than an ISO) to a revocable inter vivos trust as to which the Participant is the settlor or may transfer such Award to a “Permissible Transferee.” A Permissible Transferee is any member of the immediate family of the Participant, any trust, whether revocable or irrevocable, established solely for the benefit of members of the Participant’s immediate family or any partnership or limited liability company whose only partners or members are members of the Participant’s immediate family. Any such transferee of an Award will remain subject to all of the terms and conditions applicable to such Award and the rules and regulations prescribed by the applicable committee. An Award may not be retransferred by a Permissible Transferee except to another Permissible Transferee under the same terms and conditions. Other than as described above, an Award may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the Participant to whom granted, may be exercised only by the Participant or the Participant’s guardian or legal representative.

Adjustments Upon Changes in Capitalization

The number of Common Shares available for Awards under the 2002 Stock Plan and subject to outstanding Awards as well as any share-based limits imposed under the 2002 Stock Plan will be adjusted upward or downward by the applicable committee, as the case may be, in the event of any merger, consolidation, recapitalization, spin-off, combination of shares, stock dividend or other similar transaction affecting the Common Shares. The respective prices and/or limitations applicable to outstanding Awards will also be appropriately adjusted.

Director Stock Units

Each non-employee director will have the opportunity to elect to receive all or a portion (in 25% increments) of the non-employee director’s annual retainer fees (annual retainer and committee fees) in Director Stock Units. Elections are to be made on an annual basis, at least two weeks in advance of the first meeting of the Board of Directors during the fiscal year for which the annual retainer fees are to be paid. If no election is made for an annual period, the applicable non-employee director’s annual retainer fees will be paid consistent with the Company’s then regular procedures and policies for paying annual retainer fees.

If a non-employee director elects to receive Director Stock Units instead of all or a portion of the non-employee director’s annual retainer fees, the non-employee director will receive a number of Director Stock Units (including fractional Director Stock Units) equal to the amount of the annual retainer fees that such non-employee director has elected to receive in Director Stock Units divided by the fair market value of the Common Shares on the date that the deferred annual retainer fees would have been paid had the election not been made.

All payments in respect of Director Stock Units will be settled as soon as practicable after the later of the non-employee director’s cessation of service on the Board of Directors or the date specified on the non-employee director’s election form. However, if a non-employee director has so elected on the appropriate form, that payment may be made over a period of up to ten years. On their election forms, the non-employee directors will elect the form in which their Director Stock Units will be settled (cash or Common Shares). If settlement is to be made in cash, the amount of the distribution will be determined based on the fair market value of the Common Shares on the most recent trading date preceding the settlement date. Upon the death of a non-employee director, the value of any unpaid Director Stock Units will be paid in a lump sum in cash to the appropriate beneficiary. If settlement is to be made in Common Shares, the number of Common Shares to be distributed will be equal to the number of Director Stock Units held for the applicable non-employee director’s account under the 2002 Stock Plan. As of March 31, 2007, none of our non-employee directors had elected to receive Director Stock Units under the 2002 Stock Plan.

Amendment and Termination

The Board of Directors or the Compensation Committee may terminate, amend or suspend the 2002 Stock Plan in whole or in part at any time. However, the 2002 Stock Plan may not be amended without shareholder approval if such shareholder approval is required to satisfy (1) the requirements of Rule 16b-3 under the Exchange Act, (2) applicable requirements of the Code or (3) applicable requirements of any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. In addition, no amendment may result in the loss of a Compensation Committee member’s status as a “non-employee director” or, without the consent of the Participant, adversely affect any Award issued before the termination, amendment or suspension. The 2002 Stock Plan will expire by its terms on March 12, 2012.

Buy Out of Awards

In its discretion, the applicable committee may, at any time and without the consent of a Participant, cancel any or all outstanding Awards by giving written notice to the Participant of the intent to buy out the Award. In the event of such a buy out, the Company will pay to the Participant the difference between the fair market value of each Award (or portion thereof) to be cancelled and the exercise price associated with the cancelled Award. However, unless otherwise specified in the Award agreement, no payment will be made with respect to any Awards that are not exercisable when cancelled in connection with a buy out. Payment of the buy out amount may be made in cash, Common Shares or a combination thereof, at the applicable committee’s option.

Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income and employment tax consequences relating to the 2002 Stock Plan. This summary is based on U.S. federal tax laws and regulations in effect on the date of this proxy statement and does not purport to be a complete description of U.S. federal income or employment tax laws. Participants in the 2002 Stock Plan also may be subject to certain U.S. state and local taxes and non-U.S. taxes that are not described below.

Incentive Stock Options

A Participant does not realize income on the grant of an ISO. If a Participant exercises an ISO in accordance with the terms of the ISO and does not dispose of the Common Shares acquired within two years from the date of the grant of the ISO or within one year after the issuance of the Common Shares to him or her, the Participant will not realize any ordinary income by reason of the exercise and neither the Company nor its subsidiaries will be allowed a deduction by reason of the grant or exercise. In general, the Participant’s basis in the Common Shares acquired upon exercise will be the amount paid upon exercise. (See the discussion below for the tax consequences of the exercise of an Option by payment with Common Shares already owned by the Participant and taxes imposed on tax preference items). Provided the Participant holds the Common Shares as a capital asset at the time of sale or other disposition of the Common Shares, the gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of gain or loss will be the difference between the amount realized on the disposition of the Common Shares and the Participant’s basis in the Common Shares.

If a Participant disposes of the Common Shares issued to the Participant pursuant to the exercise of an ISO within two years from the date of grant of the ISO or within one year after the issuance of the Common Shares (an “Early Disposition”), the Participant generally will realize ordinary income at the time of disposition which will equal the lesser of the excess, if any, of (1) the amount realized on the disposition or (2) the fair market value of the Common Shares on the date of exercise, over the Participant’s basis in the Common Shares. Also, in this case, the Company or one of its subsidiaries will be entitled to a deduction in an amount equal to the income realized by the Participant. If the Participant holds the Common Shares as a capital asset at the time of disposition, the excess, if any, of the amount realized on disposition of such Common Shares over the fair market value of the Common Shares on the date of exercise will be long-term or short-term capital gain, depending upon the holding period of the Common Shares. If a Participant disposes of such Common Shares for less than his or her basis in the Common Shares, the difference between the amount realized and such basis will be a long-term or short-term capital loss, depending upon the holding period of the Common Shares, provided the Participant holds the Common Shares as a capital asset at the time of disposition.

The rules that generally apply to ISOs do not apply when calculating alternative minimum tax liability. The excess of the fair market value of the Common Shares at the time the ISO is exercised over the exercise price for the Common Shares may be treated as a “tax preference” item (as such term is used in the Code) and may be subject to an alternative minimum tax. The rules affecting the application of the alternative minimum tax are complex, and their effect depends on individual circumstances, including whether a Participant has items of adjustment other than those derived from ISOs.

Nonqualified Stock Options

NQSOs do not receive the special tax treatment afforded to ISOs under the Code. Although a Participant does not recognize income at the time of the grant of a NQSO, he or she recognizes ordinary income upon the exercise of the NQSO in an amount equal to the difference between the fair market value of the Common Shares on the date of exercise of the NQSO and the aggregate exercise price for the Common Shares. The Company or one of its subsidiaries will be entitled to a corresponding deduction.

The excess of the fair market value of the Common Shares on the date of exercise of a NQSO over the exercise price is not treated as a “tax preference” item (as such term is used in the Code) and is not subject to an alternative minimum tax.

Payment of Exercise Price in Common Shares

If a Participant pays the exercise price of an Option, in full or in part, by surrendering Common Shares already owned by the Participant (“Old Shares”), the following rules apply:

(1) To the extent the number of Common Shares acquired (“New Shares”) exceeds the number of Old Shares exchanged, the Participant will recognize ordinary income on the receipt of such additional Common Shares (provided the Option is not an ISO) in an amount equal to the fair market value of such additional Common Shares less any amount paid for them and the Company or one of its subsidiaries will be entitled to a deduction in an amount equal to the income recognized. In general, the basis of such additional Common Shares will be equal to the fair market value of such Common Shares (or, in the case of an ISO, zero) on the date ordinary income is recognized, and the holding period for such additional Common Shares will commence on the date the Option is exercised or such other relevant date.

(2) Except as provided below, to the extent the number of New Shares acquired does not exceed the number of Old Shares exchanged, no gain or loss will be recognized on such exchange, the basis of the New Shares received will be equal to the basis of the Old Shares surrendered, and the holding period of the New Shares received will include the holding period of the Old Shares surrendered. However, if the Participant exercises an ISO by surrendering Old Shares which were acquired through the exercise of an ISO and if the surrender occurs prior to the expiration of the holding period applicable to ISOs, the surrender will be deemed to be an Early Disposition of the Old Shares. The federal income tax consequences of an Early Disposition are discussed above.

Restricted Stock

Generally, a Participant who is granted a restricted stock Award will not be taxed upon the acquisition of such Common Shares at the time of grant so long as the interest in such Common Shares is not transferable and is subject to a substantial risk of forfeiture. Upon becoming transferable or the lapse of the substantial risk of forfeiture, the Participant generally will be taxed at ordinary income tax rates on an amount equal to (i) the then fair market value of the Common Shares, less (ii) any consideration paid for the Common Shares. The Company or one of its subsidiaries will be entitled to a corresponding deduction. In general, the basis of the Common Shares held after the lapse of the substantial risk of forfeiture or transfer restrictions is equal to the fair market value of the Common Shares on the date of such lapse. Upon subsequent disposition, any further gain or loss will be long-term or short-term capital gain or loss, depending upon the length of time the Common Shares are held.

A Participant may elect pursuant to Section 83(b) of the Code to have income recognized on the date of grant of a restricted stock Award equal to the fair market value of the Common Shares on the date of grant. If the Participant makes this election, the Company or one of its subsidiaries will be entitled to a corresponding deduction.

Stock Appreciation Rights

Although the recipient of a SAR does not recognize income at the time the SAR is granted, in the year the SAR is exercised, he or she recognizes ordinary income in an amount equal to the cash and/or the fair market value of the property received. The Company or one of its subsidiaries will be entitled to deduct as compensation an amount equal to the income recognized by the recipient, and such deduction will be claimed in the Company’s or subsidiary’s taxable year in which the SAR is exercised. In general, if a SAR is paid in Common Shares, the recipient’s basis in the Common Shares will be equal to the fair market value of the Common Shares when received, and the holding period will begin on that date.

Director Stock Units

If a non-employee director elects to receive all or a portion of his or her annual retainer fees in Director Stock Units, the portion of the fee attributable to such Director Stock Units will not be recognized as income in the year that the annual retainer fees would have otherwise been paid to the non-employee director. At the time that the non-employee director receives a distribution of the Director Stock Units, either in cash or in Common Shares, the non-employee director will recognize ordinary income equal to the value of the distribution. If a non-employee director receives the distribution in Common Shares, the amount that the non-employee director will recognize as ordinary income will equal the then fair market value of the Common Shares multiplied by the number of Common Shares received. No part of this value will be taxed as capital gains, although appreciation in the value of the Common Shares occurring after their distribution may be taxed as capital gains. If a non-employee director receives the distribution in cash, the amount that the non-employee director will recognize as ordinary income will equal the then fair market value of the Common Shares multiplied by the number of Director Stock Units being settled.

The Company is not entitled to a tax deduction at the time that a non-employee director elects to receive a portion of the non-employee director’s annual retainer fees in Director Stock Units. The Company will receive a tax deduction at the time that the Director Stock Units are settled. The amount of the Company’s deduction will be equal to the amount of income that the non-employee director recognizes upon such settlement.

Employment Taxes

In general, a Participant may be subject to employment taxes, including Social Security and Medicare taxes, upon the exercise, vesting or settlement of the Participant’s Awards (other than ISOs) under the 2002 Stock Plan.

Section 162(m) of the Code

Section 162(m) prohibits a publicly-held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1.0 million paid for a given taxable year to the chief executive officer (or person acting in that capacity) at the close of the corporation’s taxable year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation’s taxable year. However, the $1.0 million compensation deduction limitation does not apply to “performance-based compensation,” as defined under Section 162(m). Regulations issued by the Internal Revenue Service under Section 162(m) set forth a number of requirements which compensatory plans must meet if the compensation paid thereunder is to qualify as “performance-based compensation” for purposes of Section 162(m). The 2002 Stock Plan is designed to meet those requirements with respect to certain Awards that may be granted thereunder.

Section 409A of the Code

Section 409A of the Code, which took effect on January 1, 2005, imposes certain restrictions on amounts deferred under nonqualified deferred compensation plans and a 20% excise tax on amounts that are subject to, but do not comply with, Section 409A. Section 409A includes a broad definition of nonqualified deferred compensation plans, which may extend to various types of Awards granted under the 2002 Stock Plan. On April 10, 2007, the Treasury Department and the IRS issued final regulations relating to the treatment of nonqualified deferred compensation plans under Section 409A. The Board of Directors and the Compensation Committee intend to administer the 2002 Stock Plan and any associated Award agreements to avoid or minimize the effect of Section 409A and, if necessary, the Board or the Compensation Committee (as applicable) will amend the 2002 Stock Plan and any associated Award agreements to comply with the final regulations issued under Section 409A on or before December 31, 2007 (or a later date specified by the IRS).

New Plan Benefits

As discussed above, the applicable committee will grant Awards (other than Director Stock Units) under the 2002 Stock Plan on a discretionary basis. Therefore, the Company is unable to determine the dollar value and number of Awards that may be received by or allocated to (1) the Company’s executive officers named in the Summary Compensation Table, (2) the Company’s current executive officers as a group, (3) the Company’s current directors who are not executive officers as a group and (4) the Company’s employees, including all current officers who are not executive officers, as a group as a result of the approval of the proposed increase in the number of Common Shares available for issuance under the 2002 Stock Plan.

Equity Compensation Plan Information

The following table sets forth the number of Common Shares issuable upon exercise of outstanding options, warrants and rights under the Company’s equity compensation plans, the weighted-average exercise price of the outstanding options, warrants and rights under the Company’s equity compensation plans and the number of Common Shares remaining available for future issuance under the Company’s equity compensation plans, each as of December 31, 2006. Each of the Company’s equity compensation plans has been approved by the Company’s shareholders.

Number of Securities
Remaining Available for
	Number of Securities to	Weighted-Average	Future Issuance Under
	be Issued Upon Exercise	Exercise Price of	Equity Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	827,500	$5.52	35,000
Equity compensation plans not approved by security holders	None	None	None

Total	827,500	$5.52	35,000

Aggregate Grants Under the 2002 Stock Plan

As of March 31, 2007, 561,000 Common Shares were subject to outstanding Awards under the 2002 Stock Plan, and an additional 35,000 Common Shares were available for new Awards under the 2002 Stock Plan. All of the outstanding Awards under the 2002 Stock Plan are in the form of Options which expire at various dates from 2012 to 2016 and have an exercise price ranging from $4.50 to $8.00 per Common Share. All of these Options (1) were granted with an exercise price equal to the closing price of the Common Shares on the date of grant in accordance with the terms of the 2002 Stock Plan, (2) have a ten-year term, (3) with respect to employees, vest and become exercisable at the rate of 20% per year over a five-year period and (4) with respect to non-employee directors, vest and become exercisable on the first anniversary of the date of grant. All of the outstanding Awards under the 2002

Stock Plan were granted to employees and non-employee directors of the Company and its subsidiaries for compensatory purposes. On March 31, 2007, the per share reported closing price of the Common Shares in the “Pink Sheets” was $6.05.

The following table sets forth for the persons and groups indicated the number of Common Shares underlying Awards granted under the 2002 Stock Plan since its adoption at the 2002 Annual Meeting of Shareholders through March 31, 2007.

Number of Common
Shares Underlying
Awards Granted
Under the 2002
Name and Position	Stock Plan(1)

Si Sokol — Chairman of the Board and Chief Executive Officer	—
John S. Sokol — President and Acting Chief Executive Officer	400,000
Matthew C. Nolan — Vice President, Chief Financial Officer, Treasurer and Secretary	33,000
Daniel J. Stephan — Senior Vice President of Lender Services of Ohio Indemnity Company	35,000
Stephen J. Toth — Vice President of Specialty Products of Ohio Indemnity Company	25,000
Douglas G. Borror — current director and nominee for election as director	2,000
Kenton R. Bowen — current director and nominee for election as director	2,000
Stephen P. Close — current director and nominee for election as director	2,000
Edward N. Cohn — nominee for election as director	—
Daniel D. Harkins — current director and nominee for election as director	2,000
Saul Sokol — current director	2,000
Matthew D. Walter — current director and nominee for election as director	2,000
All current executive officers as a group (5 persons)	493,000
All current directors who are not executive officers as a group (6 persons)	12,000
All employees, including current officers who are not executive officers, as a group (28 persons)	56,000

(1)	Except for the individuals identified in the table, as of March 31, 2007, no associate of any of our directors, executive officers or nominees has received any Awards granted under the 2002 Stock Plan and no other person has received 5 percent of the Common Shares underlying Awards granted under the 2002 Stock Plan.

Recommendation and Vote

The Board of Directors recommends that the shareholders vote FOR the proposal to approve the amendment to the Bancinsurance Corporation 2002 Stock Incentive Plan to increase the number of Common Shares available for issuance thereunder from 600,000 to 950,000.

The affirmative vote of the holders of a majority of the Common Shares entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting is required to approve the proposed amendment to the Bancinsurance Corporation 2002 Stock Incentive Plan. Abstentions and broker non-votes will have the same effect as a “NO” vote.

PRINCIPAL SHAREHOLDERS

The following table sets forth the beneficial ownership of our Common Shares as of March 31, 2007 (except as otherwise noted) by: (1) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Shares; (2) each of the Company’s directors, nominees for director and executive officers named in the Summary Compensation Table; and (3) the directors and executive officers of the Company as a group.

	Number of Common		Percent
	Shares Beneficially		of
Name of Beneficial Owner	Owned(1)		Class

Si Sokol	2,423,468	(2,3,7)	48.65%
Barbara K. Sokol	2,423,468	(2,4)	48.65%
John S. Sokol	2,216,913	(2,5,7)	42.66%
Douglas G. Borror	—		—
Kenton R. Bowen	22,000	(7)	(8)
Stephen P. Close	—		—
Edward N. Cohn	2,000		(8)
Daniel D. Harkins	59,150	(7)	1.20%
Saul Sokol	246,337	(6,7)	4.98%
Matthew D. Walter	31,000	(7)	(8)
Matthew C. Nolan	8,200	(7)	(8)
Daniel J. Stephan	61,000	(7)	1.22%
Stephen J. Toth	28,000	(7)	(8)
All directors and executive officers as a group (11 persons)	3,348,068		62.28%
Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	268,055	(9)	5.38%

(1)	Except as otherwise noted, the beneficial owner has sole voting and dispositive power over the Common Shares shown.

(2)	Falcon Equity Partners, L.P., an Ohio limited partnership (“Falcon Equity Partners”) whose sole partners are members of the Si Sokol family, owns of record 1,750,000 Common Shares. Si Sokol and Barbara K. Sokol each own a 35.3 percentage interest in Falcon Equity Partners and their children, John S. Sokol, James K. Sokol and Carla A. Sokol, each own a 9.8 percentage interest in Falcon Equity Partners. As the sole managing general partner, Si Sokol has sole power to dispose or direct the disposition of the Common Shares owned of record by Falcon Equity Partners. As the general partners, Si Sokol, Barbara K. Sokol and John S. Sokol share the power to vote or direct the vote with respect to the Common Shares owned of record by Falcon Equity Partners.

(3)	1,750,000 of these Common Shares are beneficially owned by Si Sokol as the sole managing general partner and a general partner of Falcon Equity Partners, as more fully described in note (2) above. 314,476 of these Common Shares are owned of record or through a broker by Si Sokol. 308,992 of these Common Shares are owned of record or through a broker by Barbara K. Sokol, Si Sokol’s wife, as more fully described in note (4) below. Si Sokol disclaims beneficial ownership of the Common Shares owned by Barbara K. Sokol.

(4)	1,750,000 of these Common Shares are beneficially owned by Barbara K. Sokol as a general partner of Falcon Equity Partners, as more fully described in note (2) above. 308,992 of these Common Shares are owned of record or through a broker by Barbara K. Sokol. 314,476 of these Common Shares are owned of record or through a broker by Si Sokol, Barbara K. Sokol’s husband, as more fully described in note (3) above. 50,000 of these Common Shares underlie currently exercisable options or options exercisable within 60 days of March 31, 2007 held by Si Sokol. Barbara K. Sokol disclaims beneficial ownership of the Common Shares owned by Si Sokol.

(5)	1,750,000 of these Common Shares are beneficially owned by John S. Sokol as a general partner of Falcon Equity Partners, as more fully described in note (2) above. 180,216 of these Common Shares are owned of record or through a broker by John S. Sokol. 19,597 of these Common Shares are held by John S. Sokol, as custodian for his minor children. 2,100 of these Common Shares are owned of record or through a broker by John S. Sokol’s wife as to which he disclaims beneficial ownership.

(6)	Saul Sokol is the sole trustee of The Saul Sokol and Phyllis D. Sokol Family Trust, which trust holds 232,337 Common Shares and is for the benefit of their children. As the sole trustee, Saul Sokol is empowered to exercise all rights with regard to such Common Shares, revoke the trust and amend the trust.

(7)	Includes 50,000, 265,000, 2,000, 10,000, 14,000, 6,000, 8,200, 61,000 and 28,000 Common Shares that underlie currently exercisable options or options exercisable within 60 days of March 31, 2007 held by Si Sokol, John S. Sokol, Kenton R. Bowen, Daniel D. Harkins, Saul Sokol, Matthew D. Walter, Matthew C. Nolan, Daniel J. Stephan and Stephen J. Toth, respectively.

(8)	Represents ownership of less than 1% of the outstanding Common Shares.

(9)	Based on information set forth in a Schedule 13G/A dated February 1, 2007 reporting beneficial ownership of our Common Shares as of December 31, 2006, which was filed by Dimensional Fund Advisors LP (formerly Dimensional Advisors Inc.), a registered investment advisor, on behalf of its advisory clients.

The address of each of Si Sokol, Barbara K. Sokol and John S. Sokol is 250 East Broad Street, Tenth Floor, Columbus, Ohio 43215.

EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of the Company are elected annually by the Board of Directors and serve at the pleasure of the Board. In addition to Si Sokol, Chairman of the Board and Chief Executive Officer, and John S. Sokol, President, the following persons are executive officers of the Company:

Matthew C. Nolan, age 32, has served as Vice President, Chief Financial Officer, Treasurer and Secretary of the Company and Ohio Indemnity since July 2004. He joined the Company in April 2003 and served as Manager of Finance & Reporting from April 2003 until July 2004. From 1997 until February 2003, he was employed by KPMG LLP, an independent registered public accounting firm, where he served as an Audit Manager in the financial services sector with a specialized focus in the insurance industry.

Daniel J. Stephan, age 46, has served as Senior Vice President of Lender Services for Ohio Indemnity since June 2003. He was Vice President of Ohio Indemnity from May 2000 until June 2003. From 1999 until May 2000, he owned and operated Promark Specialty Insurance, an independent insurance agency and consulting firm. From 1997 until 1999, he served as the General Manager of the Lender Products Division of Markel American Insurance Company, a property/casualty insurance company. From 1993 until 1997, he served as the Product Manager for Progressive Corporation, a property/casualty insurance company, where he directed sales and marketing for insurance products and services.

Stephen J. Toth, age 43, has served as Vice President of Specialty Products for Ohio Indemnity since 1999. He joined Ohio Indemnity in 1989 and served as Assistant Vice President of Ohio Indemnity from 1991 until 1999 and as Administrator of Ohio Indemnity’s Bonded Service Program from 1989 until 1991. From 1986 until 1989, he was employed by the Rockwood Insurance Group, a property/casualty insurance company.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes our executive compensation philosophy and objectives, how we determine the total compensation of the executive officers for whom compensation is disclosed in the Summary Compensation Table (the “NEOs”), the components of compensation for the NEOs and certain other matters related to the compensation of the NEOs.

Philosophy and Objectives

The Compensation Committee annually reviews and evaluates the performance of the NEOs and determines the compensation for each NEO. In general, the Company’s executive compensation programs are designed and administered to attract and retain qualified executives and to motivate our executives by rewarding for individual performance as well as the Company’s achievement of performance goals and objectives. In addition, our executive compensation programs are designed to align the interests of our executives with those of our shareholders, with the goal of improving profitability and long-term shareholder value.

Market Data

The Compensation Committee utilizes a variety of information and data to assist in determining appropriate executive officer compensation.

Deloitte & Touche LLP

During 2002, the Compensation Committee engaged Deloitte & Touche LLP (“D&T”) to perform an analysis of the competitiveness of the compensation program for our Chief Executive Officer and President positions (the “D&T Study”). The D&T Study included a review of the following areas of compensation: (1) annual salary; (2) total cash compensation; (3) long-term incentives; (4) total compensation; and (5) perquisites. The D&T Study compared the Company’s executive compensation program against three sources of competitive compensation information: (1) D&T’s compensation survey databases of executive compensation levels for the property/casualty insurance industry; (2) D&T’s databases containing executive benefits and perquisite levels of organizations similar in size to the Company: and (3) a selected group of 12 publicly-traded insurance companies similar in size to the Company. The peer group included the following companies:

ACMAT Corporation	Investors Title Company
American Country Holdings	Paula Financial
American National Financial	Penn-America Group, Inc.
American Safety Insurance	Preserver Group, Inc.
Atlantic American Corporation	Seibels Bruce Group
Interstate National Dealer	Unico American Corporation

In 2003, based on the results of the D&T Study; the Compensation Committee approved a three-year compensation plan for John S. Sokol that was designed to move his compensation more in line with those of the peer group in the D&T Study over a three-year timeframe. The goal of the three-year plan was to raise John S. Sokol’s total cash compensation (salary and bonus) slightly above the median in the D&T Study. This was accomplished by setting his base salary near the median in the D&T Study and then providing a potential for above median bonus based on performance, which was consistent with the Company’s compensation philosophy. The D&T Study also recommended that the value of his annual stock option awards should be approximately one times his base salary per year (which would have resulted in the grant of options to purchase 150,000 Common Shares per year). However, because the 2002 Stock Plan prohibits the grant of more than 100,000 options per year to any participant, the Compensation Committee determined that John S. Sokol would receive 100,000 options per year under the three-year plan.

During 2004 and 2005, the Compensation Committee engaged Wendy Schutt: Human Resources Consulting to update the D&T Study. Based on the updated study, the Compensation Committee determined that the three-year plan continued to be in line with the Company’s philosophy and objectives and comparable to the peer group in the D&T Study. Under the three-year plan, the last compensation increase for John S. Sokol was in June 2005. There was no change to his compensation structure during the 2006 fiscal year. During 2006, the Compensation Committee determined that a fresh compensation study was to be conducted to assist the Committee in determining John S. Sokol’s compensation for the 2007 fiscal year. As a result, the Compensation Committee engaged Hewitt Associates LLC to perform a compensation study.

Hewitt Associates LLC

During 2006, the Compensation Committee engaged Hewitt Associates LLC to perform an analysis of the competitiveness of the compensation program for our President and Chief Financial Officer positions (the “Hewitt Study”). The Hewitt Study included a review of the following areas of compensation: (1) annual salary; (2) annual bonus; (3) total cash compensation; (4) long-term incentives; and (5) total compensation. The Hewitt Study compared the Company’s executive compensation program against a selected group of 12 publicly-traded insurance companies similar in size to the Company. The peer group included the following companies:

Gainsco	Procentury Corporation
Hallmark Financial Services, Inc.	RTW, Inc.
Investors Title Company	SCPIE Holdings, Inc.
Mercer Insurance Group, Inc.	Seabright Insurance Holdings, Inc.
North Pointe Holdings Corporation	Tower Group, Inc.
Paula Financial	Unico American Corporation

President’s Role in the Compensation Decision Process

The Compensation Committee considers the recommendations of John S. Sokol in determining the compensation of the NEOs (excluding the Chief Executive Officer and President). In making his recommendations, John S. Sokol utilizes an independent human resource consultant to gather market and industry data and also gathers market data for other specialized insurance companies. John S. Sokol reviews with the Compensation Committee his evaluation of each of these NEOs, including contributions and performance over the prior year, strengths, weaknesses and development plans. The Compensation Committee then makes a final determination of compensation amounts for each of these NEOs with respect to each of the elements of executive compensation for actual compensation relative to the preceding year and target compensation for the current year.

Components of Executive Compensation

The components of our executive compensation program consist of base salary, annual bonus opportunity, stock options and certain benefits and perquisites. When making compensation decisions for the NEOs with respect to each component, the Compensation Committee reviews detailed total compensation data for each NEO, including compensation history and individual performance. By reviewing all components of compensation as a whole, the Committee makes executive compensation decisions that are more comprehensive than decisions made by looking at one compensation component in isolation.

The Compensation Committee does not have a pre-established policy or target for the allocation between cash and non-cash compensation or short-term and long-term compensation. Instead, the Compensation Committee annually reviews the peer group data and the current facts and circumstances relating to the Company and its executives to determine an appropriate mix of compensation that furthers our compensation philosophy and objectives.

Base Salary

The Compensation Committee annually reviews the base salary of each of the NEOs and makes adjustments based upon the following factors: (1) the importance to the Company of the NEO’s job functions; (2) the NEO’s experience and potential to make significant contributions to the Company in the future; (3) the NEO’s previous and current performance; and (4) base salary market information. Base salaries for the NEOs for fiscal year 2006 are set forth in the “Salary” column of the Summary Compensation Table.

Si Sokol became the Company’s Chief Executive Officer in December 1980. Since August 2000, his annual base salary has been fixed at $300,000, which amount is primarily based upon his 36 years of experience in the insurance industry, his contributions to the Company and his previous and current performance.

With the exception of Matthew C. Nolan, the base salary increases for the other NEOs from 2005 to 2006 ranged from 3.7% to 5.8%. Based on the Hewitt Study, Mr. Nolan’s 2005 base salary was determined to be 51% below the peer group median in the study. As a result, the Compensation Committee increased Mr. Nolan’s base salary from $100,000 in 2005 to $150,000 in 2006 in an effort to make his salary more competitive with the peer group in the Hewitt Study. The Compensation Committee determined that Mr. Nolan’s salary would be adjusted over time to bring his salary more in line with the peer group in the Hewitt Study.

Annual Bonus

Annually, the Compensation Committee adopts a cash-based performance bonus plan for the NEOs for that fiscal year. The bonus plan is intended to retain and motivate our NEOs and reward them on the basis of achieving corporate and/or individual performance goals established by the Compensation Committee. The NEOs’ attainment of the performance goals are substantially uncertain at the time they are established. Under our 2006 Fiscal Year Executive Officer Bonus Plan (the “2006 Bonus Plan”), each NEO was eligible to receive a target bonus equal to a specified percentage of his base salary based upon the achievement of pre-established Company and individual performance goals (with each component being weighted differently based on the NEO’s position with the Company). The target bonus and the weighting of the Company goal and individual goal components for each NEO under the 2006 Bonus Plan were as follows:

		Company
	Target Bonus as a %	Goal/Individual Goal
Named Executive Officer	of Base Salary	Weighting

Si Sokol	20%	100	%/0%
John S. Sokol	60%	100	%/0%
Matthew C. Nolan,	33%	70	%/30%
Daniel J. Stephen	30%	70	%/30%
Stephen J. Toth	25%	70	%/30%

Company Performance Goal Component

For fiscal year 2006, the Compensation Committee established net income of $5.0 million as the target Company performance goal. The Compensation Committee selected this performance goal because it believed that tying annual bonus awards to net income provided an effective means of directly linking executive compensation with our shareholders’ interests. Under the 2006 Bonus Plan, if the Company achieved net income of $5.0 million for fiscal year 2006, each NEO would be entitled to receive a bonus, in respect of the Company goal component, equal to the product of (1) 100% of the amount of the NEO’s target bonus and (2) the percentage of his bonus allocated to the Company goal component. If the Company achieved net income of $2.5 million for fiscal year 2006, each NEO would be entitled to receive a bonus, in respect of the Company goal component, equal to the product of (1) 25% of the amount of the NEO’s target bonus and (2) the percentage of his bonus allocated to the Company goal component. If the Company achieved net income for fiscal year 2006 between $2.5 million and $5.0 million, a straight-line schedule would be used to determine the percentage of the amount of target bonus (ranging between 25% and 100%) each NEO would be entitled to receive in respect of the Company goal component. If net income for fiscal year 2006 was less than $2.5 million, no bonus would be awarded for the Company goal component. If the Company achieved net income of at least $6.0 million for fiscal year 2006, each NEO would be entitled to receive a bonus, in respect of the Company goal component, equal to the product of (1) 125% of the amount of his target bonus and (2) the percentage of his bonus allocated to the Company goal component. For fiscal year 2006, the Company’s net income was $5.5 million. Therefore the Company achieved 100% of the Company performance goal.

Individual Performance Goal Component

Under the 2006 Bonus Plan, the individual performance goals included performance of individual functional responsibilities, product line and business unit results, completion of major projects and initiatives and demonstrated management and leadership. Specific examples include obtaining a rating upgrade from A.M. Best Company, developing and launching targeted marketing and branding initiatives, and employee development and leadership. Following the completion of the 2006 fiscal year, the Compensation Committee evaluated each applicable NEO’s performance with respect to the individual goals assigned to him and determined his bonus (equal to up to the product of (1) the amount the NEO’s target bonus and (2) the percentage of his bonus allocated to the individual goal component) relating to the individual goal component based upon achievement of the applicable individual goals.

Annual bonuses under the 2006 Bonus Plan were calculated by the Compensation Committee and paid to the NEOs in early 2007. Annual bonuses earned by the NEOs under the 2006 Bonus Plan are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

The Compensation Committee recognizes that the annual performance bonus plan may not appropriately reward our NEOs for performance during the year due to extraordinary circumstances and, in those cases, the payment of discretionary bonuses may be appropriate. On December 15, 2006, the Compensation Committee awarded discretionary cash bonuses for the 2006 fiscal year for Si Sokol and Matthew C. Nolan in the amount of $150,000 and $25,000 respectively, in consideration of their personal performance in connection with the sale of ALPC on August 31, 2006. These discretionary bonuses were in addition to any bonus awards that Si Sokol and Matthew C. Nolan were eligible to receive under the 2006 Bonus Plan. Discretionary bonuses earned by Si Sokol and Matthew C. Nolan are included in the “Bonus” column of the Summary Compensation Table.

Stock Options

The Compensation Committee annually grants stock options to our NEOs under the shareholder-approved 2002 Stock Plan. The stock option awards are intended to foster and promote the Company’s long-term financial success and increase shareholder value by motivating the NEOs to focus on the Company’s long-term financial results and stock performance. The Compensation Committee believes that, because stock options have value only if the price of our Common Shares increases, stock options also align the interests of our NEOs with our shareholders. In addition, stock options help retain key employees because they cannot be exercised until vested and, if not exercised, generally are forfeited if the employee leaves the Company. The Compensation Committee awards stock options to the NEOs in amounts reflecting each NEO’s ability to influence the Company’s overall performance.

Generally, our Compensation Committee has granted annual option awards to the Company’s executive officers at its committee meeting held during the second or third quarter. The Company does not employ any program, plan or practice to time option grants with the release of material non-public information, and the grant date of each stock option award is the same date that the Compensation Committee approves the grant. In accordance with the terms of the 2002 Stock Plan, the exercise price of each stock option is equal to the closing price of the Common Shares on the date of grant. On May 31, 2006, the Compensation Committee granted stock options to purchase 100,000, 25,000, 25,000 and 20,000 Common Shares to John S. Sokol, Matthew C. Nolan, Daniel J. Stephan and Stephen J. Toth, respectively. The stock options vest over a five-year period in 20% increments on each of the first five anniversaries of the grant date and expire after ten years unless sooner exercised or forfeited.

Benefits and Perquisites

The Compensation Committee provides certain benefits and perquisites to the NEOs that it believes will enable these individuals to more efficiently and effectively perform their responsibilities. The Compensation Committee further believes that these benefits and perquisites are reasonable and consistent with the Company’s executive compensation objectives.

For Si Sokol, in 2006, the Company paid the premiums for a split-dollar life insurance policy, social club dues, a monthly car allowance, the fees for personal financial advice and certain personal travel expenses. For more information concerning these perquisites, see the “All Other Compensation” column in the Summary Compensation Table.

For John S. Sokol, in 2006, the Company paid a one-time golf club initiation fee and certain golf and social club dues. These memberships are used for business networking, client entertainment and personal use. The Company also paid a monthly car allowance and an allowance for life insurance for his benefit. Additionally, the Company reimbursed him for the taxes he incurred in connection with the Company’s payment of the life insurance allowance and the one-time golf club initiation fee. For more information concerning these perquisites, see the “All Other Compensation” column in the Summary Compensation Table.

In addition, all NEOs are eligible to participate in the following company benefits programs: 401(k) Plan (which includes a Company match); health and dental coverage; and Company-paid term life and disability insurance. The NEOs participate in these programs on the same terms as our other employees.

Employment and Severance Agreements

The Company does not currently have employment or severance agreements with any of our NEOs. As a result, we are not obligated to pay any severance or other enhanced benefits to our NEOs upon termination of employment or a change in control of the Company, other than benefits provided to all participants under our 2002 Stock Plan and 1994 Stock Plan. For more information concerning these benefits, see “Potential Payments upon Termination or Change in Control.”

2007 Update

For the 2007 fiscal year, the components of our executive compensation program will remain the same as for the 2006 fiscal year. On December 15, 2006, the Compensation Committee approved the annual base salaries for the 2007 fiscal year for the NEOs. The following table sets forth the annual base salaries to be paid to the NEOs effective as of January 1, 2007:

Named Executive Officer	Base Salary

Si Sokol	$300,000
John S. Sokol	$333,000
Matthew C. Nolan	$200,000
Daniel J. Stephen	$172,200
Stephen J. Toth	$114,400

The increases in annual base salary for John S. Sokol and Matthew C. Nolan from 2006 to 2007 were based primarily on the Hewitt Study in an effort to make their salaries more competitive with the peer group in the Hewitt Study. The base salary increases for the other NEOs from 2006 to 2007 ranged from 4.0% to 5.0%.

On December 15, 2006, the Compensation Committee also approved the Company’s 2007 Fiscal Year Executive Officer Bonus Plan (the “2007 Bonus Plan”). Under the 2007 Bonus Plan, which is substantially similar in operation to the 2006 Bonus Plan, the target Company performance goal is net income of $5.5 million (15% return on beginning equity) and the individual performance goals consist of product line financial targets with respect to the product line over which the applicable executive officer has responsibility. The target bonus and the weighting of the Company goal and individual goal components for each NEO under the 2007 Bonus Plan are as follows:

		Company
	Target Bonus as a %	Goal/Individual Goal
Named Executive Officer	of Base Salary	Weighting

Si Sokol	20%	100	%/0%
John S. Sokol	60%	100	%/0%
Matthew C. Nolan	25%	100	%/0%
Daniel J. Stephen	50%	50	%/50%
Stephen J. Toth	25%	50	%/50%

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with the Company’s management and, based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

Matthew D. Walter, Chairman
Douglas G. Borror
Stephen P. Close

COMPENSATION OF EXECUTIVE OFFICERS

2006 Summary Compensation Table

The following table summarizes the total compensation for the 2006 fiscal year for the Company’s (1) principal executive officer; (2) principal financial officer and (3) three other most highly compensated executive officers.

					Non-Equity
					Incentive Plan	All Other
		Salary	Bonus(1)	Option Awards(2)	Compensation(3)	Compensation		Total
Name and Principal Position	Year	($)	($)	($)	($)	($)		($)

Si Sokol	2006	300,000	150,000	—	60,000	95,615	(4)	605,615
Chairman and Chief Executive Officer(5)
John S. Sokol	2006	305,000	—	145,041	183,000	179,730	(6)	812,771
President and Acting Chief Executive Officer(5)
Matthew C. Nolan	2006	150,000	25,000	11,200	50,000	8,800	(7)	245,000
Vice President, Chief Financial Officer, Treasurer and Secretary
Daniel J. Stephan	2006	164,000	—	25,837	49,156	8,800	(7)	247,793
Senior Vice President of Lender Services of Ohio Indemnity
Stephen J. Toth	2006	110,000	—	12,451	25,823	4,395	(7)	152,669
Vice President of Specialty Products of Ohio Indemnity Company

(1)	The amounts shown represent discretionary cash bonuses earned by the applicable NEOs for the 2006 fiscal year, which bonuses were paid in early 2007. See “Compensation Discussion and Analysis — Components of Executive Compensation — Annual Bonus” for more information concerning these bonuses.

(2)	The amounts shown represent the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year in accordance with FAS 123R for stock option awards granted by the Company to the NEOs during the 2006 fiscal year and prior years. See Note 11 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for a description of the assumptions used to value options granted.

(3)	The amounts shown represent cash bonuses earned by the NEOs under the 2006 Bonus Plan for the 2006 fiscal year, which bonuses were paid in early 2007. See “Compensation Discussion and Analysis — Components of Executive Compensation — Annual Bonus” for more information concerning these bonuses.

(4)	Includes $8,800 for the Company’s matching contribution under its 401(k) Plan and $71,719 for premiums paid by the Company for a split dollar life insurance policy for the benefit of Si Sokol and his wife. Also includes the incremental cost to the Company of the following perquisites (none of which exceeded the greater of $25,000 or ten percent of the total amount of perquisites): car allowance; social club dues; personal financial advice; and certain personal travel expenses. The social clubs are used by Si Sokol for both business and personal use.

(5)	On March 7, 2007, the Board of Directors appointed John S. Sokol to serve as the Acting Chief Executive Officer of the Company until such time as Si Sokol is able to resume his duties as Chief Executive Officer.

(6)	Includes $8,800 for the Company’s matching contribution under its 401(k) Plan, $12,000 for a Company provided allowance for life insurance premiums for the benefit of John S. Sokol, $7,128 for the Company’s reimbursement of taxes incurred by John S. Sokol in connection with the Company’s provision of the life insurance allowance, $85,400 for the Company’s payment of a one-time initiation fee for membership in a golf club and $40,096 for the Company’s reimbursement of taxes incurred by John S. Sokol in connection with the Company’s payment of the golf club initiation fee. Also includes the incremental cost to the Company of the following other perquisites (none of which exceeded the greater of $25,000 or ten percent of the total amount of perquisites): car allowance and golf and social club dues. The golf and social clubs are used by John S. Sokol for both business and personal use.

(7)	The amounts shown represent the Company’s matching contribution under its 401(k) Plan. Perquisites have been omitted because the aggregate value of perquisites for the NEO is less than $10,000.

2006 Grants of Plan-Based Awards

The following table summarizes grants of plan-based awards made to each of the NEOs during the 2006 fiscal year:

					All Other
					Option
					Awards:
					Number of
		Estimated Future Payouts Under			Securities	Exercise or Base	Grant Date Fair
		Non-Equity Incentive Plan Awards(1)			Underlying	Price of Option	Value of Stock and
		Threshold	Target	Maximum	Options(2)	Awards	Option Awards(3)
Name	Grant Date	($)	($)	($)	(#)	($/Sh)	($)

Si Sokol	7/19/2006	15,000	60,000	75,000	—	—	—
John S. Sokol	7/19/2006	45,750	183,000	228,750	—	—	—
	5/31/2006	—	—	—	100,000	6.00	247,460
Matthew C. Nolan	7/19/2006	12,500	50,000	58,750	—	—	—
	5/31/2006	—	—	—	25,000	6.00	61,865
Daniel J. Stephan	7/19/2006	12,300	49,200	57,810	—	—	—
	5/31/2006	—	—	—	25,000	6.00	61,865
Stephen J. Toth	7/19/2006	6,875	27,500	32,313	—	—	—
	5/31/2006	—	—	—	20,000	6.00	49,492

(1)	The amounts shown reflect awards made under the 2006 Bonus Plan and the range of payments that each NEO was eligible to receive with respect to the 2006 fiscal year under the 2006 Bonus Plan. See “Compensation Discussion and Analysis — Components of Executive Compensation — Annual Bonus” for more information concerning the awards made to the NEOs under the 2006 Bonus Plan. The actual amounts earned by the NEOs under the 2006 Bonus Plan are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	The stock options were granted under the 2002 Stock Plan and vest and become exercisable over a five-year period in 20% increments on each of the first five anniversaries of the date of grant and expire after ten years unless sooner exercised or forfeited. See “Compensation Discussion and Analysis — Components of Executive Compensation — Stock Options” and the “— Potential Payments Upon Termination of Employment or Change in Control” for more information concerning stock options granted under the 2002 Stock Plan.

(3)	The amounts shown reflect the grant date fair value (determined in accordance with FAS 123R) of the stock options granted to the NEOs in the 2006 fiscal year.

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table provides information about outstanding equity awards for each of the NEOs at December 31, 2006.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options	Options		Option Exercise
	(#)	(#)		Price	Option Expiration
Name	Exercisable	Unexercisable(1)		($)	Date

Si Sokol	50,000	—		4.75	1/4/2008
John S. Sokol	25,000	—		3.88	1/1/2007
	25,000	—		4.75	1/4/2008
	40,000	—		5.38	7/15/2009
	80,000	20,000	(a)	4.50	7/25/2012
	60,000	40,000	(b)	5.21	6/1/2013
	40,000	60,000	(c)	7.04	12/20/2014
	—	100,000	(d)	6.00	5/30/2016
Matthew C. Nolan	3,200	4,800	(e)	7.04	12/20/2014
	—	25,000	(f)	6.00	5/30/2016
Daniel J. Stephan	10,000	—		4.06	5/16/2010
	10,000	—		4.38	5/16/2011
	5,000	—		4.65	5/29/2011
	8,000	2,000	(g)	5.00	5/16/2012
	4,000	1,000	(h)	4.50	7/25/2012
	6,000	4,000	(i)	5.03	5/16/2013
	3,000	2,000	(j)	5.21	6/1/2013
	4,000	6,000	(k)	8.00	5/16/2014
	—	25,000	(l)	6.00	5/30/2016
Stephen J. Toth	5,000	—		4.75	1/4/2008
	5,000	—		5.38	7/15/2009
	5,000	—		4.65	5/29/2011
	4,000	1,000	(m)	4.50	7/25/2012
	3,000	2,000	(n)	5.21	6/1/2013
	2,000	3,000	(o)	7.04	12/20/2014
	—	20,000	(p)	6.00	5/30/2016

(1)	The unexercisable stock options vest according to the following schedule:

(a)	20,000 Common Shares on 7/26/2007

(b)	20,000 Common Shares on each of 6/2/2007 and 6/2/2008

(c)	20,000 Common Shares on each of 12/21/2007, 12/21/2008 and 12/21/2009

(d)	20,000 Common Shares on each of 5/31/2007, 5/31/2008, 5/31/2009, 5/31/2010 and 5/31/2011

(e)	1,600 Common Shares on each of 12/21/2007, 12/21/2008 and 12/21/2009

(f)	5,000 Common Shares on each of 5/31/2007, 5/31/2008, 5/31/2009, 5/31/2010 and 5/31/2011

(g)	2,000 Common Shares on 5/17/2007

(h)	1,000 Common Shares on 7/26/2007

(i)	2,000 Common Shares on each of 5/17/2007 and 5/17/2008

(j)	1,000 Common Shares on each of 6/2/2007 and 6/2/2008

(k)	2,000 Common Shares on each of 5/17/2007, 5/17/2008 and 5/17/2009

(l)	5,000 Common Shares on each of 5/31/2007, 5/31/2008, 5/31/2009, 5/31/2010 and 5/31/2011

(m)	1,000 Common Shares on 7/26/2007

(n)	1,000 Common Shares on each of 6/2/2007 and 6/2/2008

(o)	1,000 Common Shares on each of 12/21/2007, 12/21/2008 and 12/21/2009

(p)	4,000 Common Shares on each of 5/31/2007, 5/31/2008, 5/31/2009, 5/31/2010 and 5/31/2011

Potential Payments Upon Termination of Employment or Change in Control

The Company does not currently have employment or severance agreements with any of our NEOs. As a result, we are not obligated to pay any severance or other enhanced benefits to our NEOs upon termination of employment or a change in control of the Company, other than the acceleration of outstanding stock options under the 2002 Stock Plan and the 1994 Stock Plan in connection with a participant’s termination of employment due to death or disability or certain change in control related transactions.

Pursuant to the terms of our 2002 Stock Plan, if a participant’s employment terminates as a result of death or disability, all of the participant’s unvested stock options immediately vest and become exercisable and the participant’s unexercised options expire on the earlier of the fixed expiration date or twelve months after the date of termination due to death or disability. In addition, if the Company enters into a plan or agreement that results in the merger or consolidation of the Company or the reclassification of the Common Shares or the exchange of the Common Shares for securities of another entity (other than a subsidiary of the Company) that has acquired the Company’s assets or which is in control of an entity that has acquired the Company’s assets and the terms of that plan or agreement are binding on all holders of the Common Shares (except to the extent that dissenting shareholders are entitled to relief under applicable law), all outstanding stock options will become fully exercisable and each affected participant will receive, upon payment of the exercise price, securities or cash, or both, equal to that which the participant would have been entitled to receive under the plan or agreement if the participant had already exercised the accelerated stock options. If either of these provisions of the 2002 Stock Plan had been triggered on December 31, 2006, the value of the accelerated stock options as of such date (calculated by multiplying the number of Common Shares subject to each accelerated stock option by the difference between the exercise price of such stock option and the closing price of the Common Shares on December 29, 2006 (the last business day of the 2006 fiscal year)) would have been $0, $244,000, $1,250, $1,250 and $1,000 for Si Sokol, John S. Sokol, Matthew C. Nolan, Daniel J. Stephan and Stephen J. Toth, respectively. As discussed above in Proposal No. 2 under the caption “Summary of Operation of the 2002 Stock Plan-Buy Out of Awards,” under the 2002 Stock Plan, the Compensation Committee may, at any time and in its sole discretion, cancel any or all outstanding stock options and buy-out the portion of such cancelled stock options that are then exercisable.

Pursuant to the terms of our 1994 Stock Plan, in the event of a participant’s termination of employment due to death or disability, the Compensation Committee, in its sole discretion, may accelerate the vesting of all or any portion of the participant’s unvested stock options and permit the exercise of such options until the earlier of the fixed expiration date of such options or 90 days after the date of termination due to death or disability. In addition, under the 1994 Stock Plan, in the event of a change in control of the Company, all outstanding unvested stock options will immediately vest and become exercisable. If either of these provisions of the 1994 Stock Plan had been triggered on December 31, 2006, the value of the accelerated stock options (assuming acceleration of all unvested options) as of such date (calculated by multiplying the number of Common Shares subject to each accelerated stock option by the difference between the exercise price of such stock option and the closing price of the Common Shares on December 29, 2006) would have been $65,000, $113,875, $0, $76,220 and $28,825 for Si Sokol, John S. Sokol, Matthew C. Nolan, Daniel J. Stephan and Stephen J. Toth, respectively.

CODE OF ETHICS

The Company has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that complies with the applicable SEC rules and applies to all employees, officers and directors of the Company and its wholly-owned subsidiaries, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is posted on the Company’s website at www.bancins.com. The Company will also provide, free of charge, copies of the Code of Ethics upon written request directed to the Company’s Secretary at 250 East Broad Street, Tenth Floor, Columbus, Ohio 43215.

AUDIT COMMITTEE MATTERS

Audit Committee Report

In accordance with its written Charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices. Management has the responsibility for the preparation of the Company’s consolidated financial statements and carrying out the Company’s reporting process. The Company’s independent auditor is responsible for performing an audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) to obtain reasonable assurance that the Company’s consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of the consolidated financial statements with accounting principles generally accepted in the United States of America (“GAAP”). The Audit Committee oversees the Company’s financial reporting process.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the Company’s independent auditor a formal written statement describing all relationships between the auditor and the Company that might bear on the independent auditor’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as adopted by the PCAOB in Rule 3600T, discussed with the independent auditor any relationships that may impact the auditor’s objectivity and independence and satisfied itself as to the auditor’s independence. The Audit Committee reviewed with the Company’s independent auditor its audit plans, audit scope and identification of audit risks. The Audit Committee has determined that the provision of audit and non-audit services rendered by the independent auditor was compatible with maintaining the auditor’s independence.

The Audit Committee reviewed and discussed with the independent auditor all communications required by generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” as adopted by the PCAOB in Rule 3200T, and, with and without management present, reviewed and discussed the results of the independent auditor’s examination of the consolidated financial statements.

The Audit Committee reviewed and discussed with management the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2006. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with GAAP.

Based on the above-mentioned reviews and discussions with management and the independent auditor, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, that was filed with the SEC on March 7, 2007.

Submitted by the Audit Committee of the
Board of Directors:

Daniel D. Harkins, Chairman
Kenton R. Bowen
Stephen P. Close

Independent Auditor Fees

The following table sets forth the aggregate fees billed by Daszkal Bolton LLP (“Daszkal Bolton”), the Company’s independent auditor, for the fiscal years ended December 31, 2006 and 2005.

	2006	2005

Audit Fees(1)	$145,000	$93,000
Audit-Related Fees(2)	—	7,000
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$145,000	$100,000

(1)	Audit Fees consist of fees for professional services rendered by Daszkal Bolton for the audit of the Company’s annual consolidated financial statements and review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q.

(2)	Audit Related Fees consist of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations and attest services related to financial reporting that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”), which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the Company’s independent auditor are to be pre-approved. Under the Pre-Approval Policy, the Audit Committee pre-approves a list of audit and non-audit services proposed to be performed by the Company’s independent auditor for the fiscal year prior to the engagement of the independent auditor. The Audit Committee must separately pre-approve all audit and non-audit services to be performed by the independent auditor that are not within the scope of the pre-approved list of services for that fiscal year.

Under the Pre-Approval Policy, the Chairman of the Audit Committee has been delegated the authority to pre-approve audit and non-audit services when the entire Audit Committee is unable to do so. The Chairman must report all such pre-approvals to the entire Audit Committee at its next scheduled meeting.

During fiscal year 2006, the Audit Committee pre-approved all audit and non-audit services provided to the Company by Daszkal Bolton.

Changes in Independent Auditor

As previously reported in the Company’s Current Report on Form 8-K filed with the SEC on July 13, 2005, on July 12, 2005, the Audit Committee dismissed Ernst & Young LLP (“E&Y”) as the Company’s independent auditor. Also on July 12, 2005, the Audit Committee engaged Daszkal Bolton as the Company’s independent auditor for the fiscal years ending December 31, 2001, 2002, 2003, 2004 and 2005. Subsequently, the Audit Committee engaged Daszkal Bolton as the Company’s independent auditor for the fiscal year ended December 31, 2006.

The following is a description of all “disagreements” described in Item 304(a)(1)(iv) of Regulation S-K and “reportable events” described in Item 304(a)(1)(v) of Regulation S-K that occurred with respect to the Company and E&Y during the period between January 1, 2002 and July 12, 2005 (collectively, the “Disagreements/Reportable Events”).

On February 4, 2005, E&Y advised the Company that, because of developments related to the Company’s discontinued bail and immigration bond program (the “discontinued bond program”), (1) E&Y was withdrawing its audit reports for the years 2001 through 2003 for the Company and its wholly-owned subsidiaries, Ohio Indemnity and ALPC, (2) those audit reports and the completed interim reviews of the Company’s 2004 quarterly filings on

Form 10-Q should no longer be relied upon, (3) E&Y was unable to complete the audit of the Company’s 2004 financial statements at that time and (4) the Company’s appointed actuary, who was employed by E&Y, was withdrawing his certification of Ohio Indemnity’s statutory reserves for the years 2001 through 2003.

In subsequent correspondence to the Company, E&Y informed the Company of the following:

(1) E&Y believed that the Company had a material weakness in its system of internal controls related to the discontinued bond program claim reserves.

(2) E&Y believed that the Company did not have the internal controls related to the discontinued bond program necessary for the Company to develop reliable financial statements.

(3) E&Y believed that at the time the Company filed its 2003 Form 10-K in March 2004, management was aware that there had been significant adverse claims development in the discontinued bond program. E&Y believed this information was not provided to E&Y on a timely basis in connection with E&Y’s audit of the Company’s 2003 financial statements. As a result, E&Y did not believe it could rely on the representations of management. Furthermore, E&Y believed this adverse claims development information would have a significant material effect on the discontinued bond program reserve levels recognized by the Company in its previously filed financial statements and material adjustments needed to be recorded in such previously filed financial statements.

(4) E&Y did not believe sufficient information existed to enable management or consulting actuaries to estimate a liability for incurred but not reported (“IBNR”) claims on the discontinued bond program at December 31, 2004.

Following E&Y’s withdrawal of its audit reports in February 2005, the Audit Committee engaged the law firm of Kirkpatrick & Lockhart Nicholson Graham LLP (“Kirkpatrick & Lockhart”) to conduct an independent investigation of the concerns raised by E&Y. In May 2005, Kirkpatrick & Lockhart concluded that (1) there was no evidence to suggest that management intentionally withheld information from E&Y regarding the discontinued bond program or committed any intentional misconduct, and (2) internal control deficiencies existed in the discontinued bond program.

In April 2005, the Audit Committee engaged Skoda, Minotti & Co. (“Skoda”), an independent accounting firm, to perform an audit of Ohio Indemnity’s statutory financial statements for the years 2003 and 2004. In May 2005, Skoda issued an unqualified audit report on those statutory financial statements, which were filed with the National Association of Insurance Commissioners, A.M. Best Company and the 48 states in which Ohio Indemnity is licensed. Prior to issuing its audit report, Skoda received a report of Kirkpatrick & Lockhart’s findings. Skoda concluded that the internal control deficiencies identified by Kirkpatrick & Lockhart did not constitute a material weakness in Ohio Indemnity’s system of internal controls.

Also, in February 2005, Ohio Indemnity engaged independent actuary Merlinos & Associates, Inc. (“Merlinos”) to provide an actuarial opinion on the adequacy of Ohio Indemnity’s statutory reserves (including IBNR). On February 28, 2005, Merlinos issued an opinion on Ohio Indemnity’s statutory reserves as of December 31, 2004, which was qualified only as to the immigration bond reserves established on the discontinued bond program. Upon receiving information concerning subsequent developments affecting the immigration bond reserves, Merlinos removed this qualification as of March 31, 2005.

On behalf of the Audit Committee, the Audit Committee Chairman discussed the subject matter of the Disagreements/Reportable Events with E&Y. However, the Disagreements/Reportable Events were not resolved to E&Y’s satisfaction prior to E&Y’s dismissal.

As noted above, the Audit Committee engaged Daszkal Bolton as the Company’s independent auditor for fiscal years 2001 through 2005, and in that capacity to audit the Company’s GAAP financial statements. On January 25, 2006, the Company filed with the SEC its Form 10-K for the fiscal year ended December 31, 2004 which included audited financial statements for the three years ended December 31, 2004. On March 1, 2006, the Company filed with the SEC its Form 10-K for the fiscal year ended December 31, 2005 which included audited financial statements for the three years ended December 31, 2005. Daszkal Bolton issued unqualified audit reports on those GAAP financial statements. Prior to issuing its audit reports, Daszkal Bolton received a report of

Kirkpatrick & Lockhart’s findings. Daszkal Bolton also concluded that the internal control deficiencies identified by Kirkpatrick & Lockhart did not constitute a material weakness in the Company’s system of internal controls.

During the period between January 1, 2002 and July 12, 2005, the Company did not consult with Daszkal Bolton regarding (1) either (a) the application of accounting principles to a specified transaction, either completed or proposed, or (b) the type of audit opinion that might be rendered on the Company’s financial statements; or (2) any matter that was either the subject of a “disagreement” described in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” described in Item 304(a)(1)(v) of Regulation S-K that occurred with respect to the Company during the period between January 1, 2002 and July 12, 2005.

The Company authorized E&Y to respond fully to any inquiries from Daszkal Bolton concerning the subject matter of the Disagreements/Reportable Events between the Company and E&Y.

Independent Auditor for 2007

The Audit Committee has selected Daszkal Bolton as the Company’s independent auditor for fiscal year 2007. The Company expects a representative of Daszkal Bolton will be present at the Annual Meeting. Such representative will be available to respond to appropriate questions and will have the opportunity to make a statement at the Annual Meeting, if he or she desires.

TRANSACTIONS WITH RELATED PERSONS

Review, Approval or Ratification of Transactions with Related Persons

Pursuant to our Code of Ethics, all transactions involving an officer, director or employee of the Company that create a potential conflict of interest must be reported to and approved by the President, in the case of employees, and the Audit Committee, in the case of officers and directors. A transaction creates a potential conflict of interest when business judgments or decisions may be influenced by personal interests not shared by the Company as a whole. A conflict of interest may, for example, arise when an officer, director or employee, or a member of his or her family, has an interest in a transaction to which the Company or one of its subsidiaries is a participant, competes with the Company or one of its subsidiaries, uses corporate property for personal gain or takes advantage of an opportunity that belongs to the Company or one of its subsidiaries. Under our Code of Ethics, employees must report transactions involving a potential conflict of interest to the President for his review and approval and our officers and directors must report transactions involving a potential conflict of interest to the Chairman of the Audit Committee for review and approval by the Audit Committee. When reviewing a transaction involving a potential conflict of interest, the President or the Audit Committee, as applicable, will consider all of the relevant facts and circumstances and either approve or disapprove of the transaction. While the relevant facts and circumstances will vary depending on the transaction, they generally include:

•	the benefits to the Company or one of its subsidiaries of the transaction;

•	the terms of the transaction;

•	the interest of the officer, director or employee (or a member of his or her family) in the transaction;

•	the alternatives to entering into the transaction;

•	whether the transaction is on terms comparable to those available to third parties; and

•	the overall fairness of the transaction.

To the extent practicable, all transactions involving a potential conflict of interest will be approved in advance. If a transaction involving a potential conflict of interest that has not been pre-approved is discovered or, to the extent advance approval is not practicable, the President or the Audit Committee, as applicable, will promptly consider all of the relevant facts and circumstances. If the transaction is ongoing, the President or the Audit Committee, as applicable, will ratify, amend or terminate the transaction as he or it deems appropriate. If the transaction has been completed, the President or the Audit Committee, as applicable, will consider if rescission of the transaction is appropriate and whether disciplinary action is warranted.

Transactions with Related Persons since January 1, 2006

On August 31, 2006, the Company entered into a Stock Purchase Agreement with A.L.P. Acquisition Co., Inc., an Ohio Corporation (the “Purchaser”), whereby the Company sold 100% of the issued and outstanding common shares of ALPC to the Purchaser for $4,620,000 subject to customary post-closing adjustments (the “Sale”). The Company received cash of $4,150,000 and a promissory note in the principal amount of $470,000 (the “Promissory Note”) from the Purchaser at the closing in connection with the Sale. On September 1, 2006, the Purchaser made a principal payment to the Company on the Promissory Note in the amount of $345,000, bringing the remaining principal balance of the Promissory Note to $125,000 which is to be repaid in six monthly installments and bears interest at an annual rate of 8.0%.

The Purchaser was organized by Steven G. Wolf, who has served as President of ALPC since 1984 and as a director of ALPC since 2000. Mr. Wolf and certain other employees of ALPC collectively own a significant equity interest in the Purchaser.

In conjunction with the Sale, on August 31, 2006, the Company also made an investment in the Purchaser in the amount of $250,000, consisting of (1) a $137,500 cash purchase of equity securities of the Purchaser and (2) a $112,500 loan to the Purchaser in the form of a subordinated convertible promissory note (the “Convertible Note”). The Convertible Note is to be repaid on August 31, 2016 (if not previously converted), bears interest at an annual rate of 8.0% and is convertible at any time at the option of the Company into additional equity securities of the Purchaser.

Through March 31, 2007, the Purchaser has paid the Company the remaining $125,000 of the Promissory Note and total interest payments on the Promissory Note and Convertible Note of $7,376.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Any proposals from shareholders which are intended to be presented at the 2008 Annual Meeting of Shareholders must be received by the Company at its principal executive offices by December 29, 2007 to be eligible for inclusion in next year’s proxy statement. Such proposals may be included in next year’s proxy statement if they comply with certain rules and regulations promulgated by the SEC. In addition, if a shareholder intends to present a proposal at the 2008 Annual Meeting of Shareholders without the inclusion of that proposal in next year’s proxy statement and written notice of the proposal is not received by the Company on or before March 13, 2008, or if the Company meets other requirements of the SEC rules, proxies solicited by the Board of Directors for the 2008 Annual Meeting of Shareholders will confer discretionary authority to vote on such proposal at the meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who own more than 10% of the Common Shares to file reports of ownership and changes in ownership of the Common Shares with the SEC. Based solely on a review of the reports filed on behalf of these persons, and written representations from the executive officers and directors that no additional reports were required to be filed, the Company believes that, during fiscal year 2006, its executive officers, directors and greater than 10% beneficial owners complied with such filing requirements, except that, on March 16, 2006, Falcon Equity Partners, L.P. filed a late Form 3 and on February 28, 2007, Stephen P. Close filed a late Form 3.

OTHER MATTERS

As of the date hereof, the Board of Directors knows of no other matter that will be presented for action at the Annual Meeting. Should any other matter requiring a vote of the shareholders properly come before the Annual Meeting, the persons named in the enclosed proxy card will vote and act in accordance with their best judgment in light of the conditions then prevailing.

UPON THE WRITTEN REQUEST OF ANY PERSON WHOSE PROXY IS HEREBY SOLICITED, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006, AS FILED WITH THE SEC. ANY SUCH REQUEST SHOULD BE ADDRESSED TO MATTHEW C. NOLAN, SECRETARY, BANCINSURANCE CORPORATION, 250 EAST BROAD STREET, TENTH FLOOR, COLUMBUS, OHIO 43215.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ACCOMPANYING ENVELOPE.

BY ORDER OF THE BOARD OF DIRECTORS,

Matthew C. Nolan
Secretary

Appendix A
BANCINSURANCE CORPORATION
2002 STOCK INCENTIVE PLAN
(As Proposed to be Amended)
1.00 PURPOSE
This Plan is intended to foster and promote the Company’s long-term financial success and to increase shareholder value by [1] providing Participants an opportunity to acquire an ownership interest or to increase an ownership interest in the Company and [2] enabling the Company to attract and retain the services of outstanding individuals upon whose judgment, interest and dedication the successful conduct of the Company’s business is largely dependent.
2.00 DEFINITIONS
When used in this Plan, the following terms will have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this Plan. When applying these definitions, the form of any term or word will include any of its other forms.
Act. The Securities Exchange Act of 1934, as amended.
Annual Meeting. The annual meeting of the Company’s shareholders.
Annual Retainer. The annual retainer and committee fees paid to each Director for service as a member of the Board and as a member of any Board committees.
Award. Any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, Stock Appreciation Right, share of Stock issued under Section 7.02[1] and Stock Unit. The aggregate number of shares of Stock with respect to which Options and SARs may be issued to any Participant for any Plan Year may not be larger than 100,000 shares of Stock (adjusted as provided in Section 4.03), including Options and SARs that are cancelled or deemed to have been cancelled under Treas. Reg. §162-27(e)(2)(vi)(B) during the Plan Year issued.
Award Agreement. The written agreement between the Company and each Participant that describes the terms and conditions of each Award.
Beneficiary. The individual a Participant designates to receive (or to exercise) any Plan benefits (or rights) that are unpaid (or unexercised) when the Participant dies. A Beneficiary may be designated only by following the procedures described in Section 11.02; neither the Company nor the Committee is required or permitted to infer a Beneficiary from any other source.
Board. The Company’s board of directors.
Code. The Internal Revenue Code of 1986, as in effect on the Effective Date or as amended or superceded after the Effective Date, and any regulations and applicable rulings issued under the Code.

Committee.
[1] In the case of Awards to Directors, the Board; or

[2] In the case of all other Awards, the Board’s compensation committee which also constitutes a “compensation committee” within the meaning of Treas. Reg. §1.162-27(c)(4). The Committee will be comprised of at least three individuals [a] each of whom must be [i] an outside director, as defined in Treas. Reg. §1.162-27(e)(3)(i) and [ii] a “non-employee director” within the meaning of Rule 16b-3 under the Act and [b] none of whom may receive remuneration in any capacity other than as a director, except as permitted under Treas. Reg. §1.162-27(e)(3)(ii).
Company. Bancinsurance Corporation, a corporation organized under the laws of Ohio, and any successor to it.
Director. Each member of the Board or of the board of directors of any Subsidiary who is not an Employee.
Director Option. A Nonqualified Stock Option granted to a Director under Section 5.00.
Disability. A disability as defined in Code §22(e)(3).
Effective Date. June 3, 2002.
Employee. Any individual who is a common law employee of the Company or of any Subsidiary. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of an Employer for any reason and on any basis will be treated as a common law employee only from the date of that determination and will not retroactively be reclassified as an Employee for any purpose of this Plan.
Exercise Price. The price at which a Participant may exercise an Award.
Fair Market Value. The value of one share of Stock on the relevant date, determined as follows:
[1] If the shares are traded on an exchange (including the NASDAQ National Market System), the reported “closing price” on the relevant date, assuming it is a trading date; otherwise on the next trading day.

[2] If the shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date assuming it is a trading day; otherwise on the next trading day; and

[3] If neither [1] nor [2] applies, the fair market value as determined by the Committee in good faith.
Freestanding SAR. An SAR that is not associated with an Option and is granted under Section 7.00.

Grant Date. The date an Award is granted.
Incentive Stock Option. Any Option granted under Section 5.00 that meets the conditions imposed under Code §422(b).
Nonqualified Stock Option. Any Option granted under Section 5.00 that is not an Incentive Stock Option.
Option. The right granted under Section 5.00 to purchase a share of Stock at a stated price for a specified period of time. An Option may be either [1] an Incentive Stock Option or [2] a Nonqualified Stock Option.
Participant. Any Employee or Director to whom the Committee grants an Award.
Plan. Bancinsurance Corporation 2002 Stock Incentive Plan.
Plan Year. The Company’s fiscal year.
Restricted Stock. An Award granted under Section 6.00.
Restriction Period. The period over which the Committee will determine if grantee has met conditions placed on Restricted Stock.
Stock. Common shares issued by the Company.
Stock Appreciation Right (or “SAR”). An Award granted under Section 7.00 that is either a Tandem SAR or a Freestanding SAR.
Stock Unit. A right to receive payment of the Fair Market Value of a share of Stock as provided in Section 7.02.
Subsidiary. Any corporation, partnership or other form of unincorporated entity of which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock, if the entity is a corporation, or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity.
Tandem SAR. An SAR that is associated with an Option and which expires when that Option expires or is exercised, as described in Section 7.00.
Termination of Service. As appropriate, [1] termination of the employee-employer relationship between a Participant and the Company and all Subsidiaries for any reason or [2] cessation of a Director’s service on the Board (and the boards of directors of all Subsidiaries) for any reason.
3.00 ADMINISTRATION
3.01 Committee Duties. The Committee is granted all powers appropriate and necessary to administer the Plan. Consistent with the Plan’s purpose, the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the Company’s interests and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all Participants.
3.02 Delegation of Duties. In its sole discretion, the Committee may delegate to any individual or entity (including Employees) that it deems appropriate any of its duties other than those described in Section 3.03[1].
3.03 Participation.
[1] Consistent with the terms of the Plan, the Committee will:
[a] Decide which Employees and Directors may become Participants;

[b] Decide which Participants will be granted Awards;

[c] Identify the type of Awards to be granted to each Participant;

[d] Identify the terms and conditions imposed on any Awards granted;

[e] Identify the procedures through which an Award may be exercised;

[f] Identify the circumstances under which the Company may cancel an Award or reacquire any Award or shares of Stock acquired through the Plan; and

[g] Impose any other terms and conditions the Committee believes are appropriate and necessary to implement the purpose of this Plan.
[2] The Committee may establish different terms and conditions:
[a] For each type of Award;

[b] For Participants receiving the same type of Award; and

[c] For the same Participant for each Award the Participant receives, whether or not those Awards are granted at different times.
[3] The Committee will prepare and deliver an Award Agreement to each affected Participant with respect to each Award. The Award Agreement will describe:
[a] The type of Award and when and how it may be exercised;

[b] The effect of exercising the Award;

[c] Any Exercise Price associated with the Award;

[d] Any conditions that must be met before the Award may be exercised;

[e] Any objective restrictions placed on Restricted Stock and any conditions that must be met before those restrictions will be released (e.g., conditions related to Company-wide, divisional or individual performance or growth in earnings per share, revenues or profits) and the related Restriction Periods. Performance related restrictions must be established before 25 percent of the related Restriction Period has expired. In its sole discretion, the Committee may adjust any performance related conditions with respect to any Participant who is transferred during a Restriction Period to a materially different position (or whose job duties change otherwise) to ensure that those conditions are appropriate to his or her new position;

[f] When and how the Award may be exercised; and

[g] Any other applicable terms and conditions affecting the Award.
3.04 Conditions of Participation.
Each Participant receiving an Award agrees:
[1] To sign an Award Agreement; and

[2] To be bound by the terms of the Award Agreement and the Plan.
3.05 Limits on Exercisability. Regardless of any other provision of this Section 3.00 or the Plan, all unexercised Awards granted to a Participant will be forfeited if that Participant, before his or her Termination of Service or after Termination of Service but while any Award remains exercisable:
[1] Without the Committee’s written consent, which may be withheld for any reason or for no reason, serves (or agrees to serve) as an officer, director or employee of any proprietorship, partnership or corporation or becomes the owner of a business or a member of a partnership that competes with any portion of the Company’s (or a Subsidiary’s) business or renders any service (including business consulting) to entities that compete with any portion of the Company’s (or a Subsidiary’s) business;

[2] Refuses or fails to consult with, supply information to, or otherwise cooperate with, the Company after having been requested to do so; or

[3] Deliberately engages in any action that the Committee concludes has caused substantial harm to the interests of the Company or any Subsidiary.
4.00 STOCK SUBJECT TO PLAN
4.01 Number of Shares.
[1] Subject to Section 4.03, the number of shares of Stock subject to Awards under the Plan is 950,000 (all of which may be subject to Incentive Stock Options).

[2] The shares of Stock to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock not reserved for any other purpose.
4.02 Cancelled, Terminated or Forfeited Awards. Any Award (other than an Award granted under Section 6.00) that, for any reason, is cancelled, terminated or otherwise settled without the issuance of any Stock or cash may again be granted under the Plan.
4.03 Adjustment in Capitalization. If, after the Effective Date, there is a Stock dividend or Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or other similar corporate change affecting Stock, the Committee will appropriately adjust the number of Awards that may be issued to a Participant in any Plan Year, the aggregate number of shares of Stock available for Awards under Section 4.01 or subject to outstanding Awards (as well as any share-based limits imposed under this Plan), the respective prices and/or limitations applicable to outstanding Awards and any other affected factor, limit or term applying to Awards.
5.00 OPTIONS
5.01 Grant of Options. The Committee may grant Options to Participants at any time during the term of this Plan. Options issued to Employees may be either [1] Incentive Stock Options or [2] Nonqualified Stock Options. However, Options issued to Directors may only be Nonqualified Stock Options.
5.02 Option Price. Each Option will bear an Exercise Price that is not less than the Fair Market Value of a share of Stock on the Grant Date. However, each Incentive Stock Option granted to a Participant who owns [as defined in Code §424(d)] Stock possessing more than 10 percent of the total combined voting power of all classes of Stock will bear an Exercise Price that is at least 110 percent of the Fair Market Value of a share of Stock on the Grant Date.
5.03 Exercise of Options. Options awarded to a Participant under Section 5.01 may be exercised at the times and subject to the restrictions and conditions (including a vesting schedule) that the Committee specifies in the Award Agreement. However:
[1] An Option may not be exercised for a fraction of a share, although this limitation will not be applied to prevent a Participant from acquiring the full number of shares of Stock for which Options are then exercisable;

[2] The Committee may prohibit a Participant from exercising Options for fewer than the minimum number of shares specified by the Committee in the Award Agreement but only if this prohibition does not prevent a Participant from acquiring the full number of shares of Stock for which Options are then exercisable; and

[3] Subject to Section 5.04[4], unless the Committee specifies otherwise in the Award Agreement, no Option may be exercised more than 10 years after it is granted.

5.04 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary:
[1] No provision of this Plan relating to Incentive Stock Options will be interpreted, amended or altered, nor will any discretion or authority granted under the Plan be exercised, in a manner that is inconsistent with Code §422 or, without the consent of any affected Participant, to cause any Incentive Stock Option to fail to qualify for the federal income tax treatment afforded under Code §421;

[2] The aggregate Fair Market Value of the Stock (determined as of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all option plans of the Company and all Subsidiaries) will not exceed $100,000 [or the amount specified in Code §422(d)];

[3] No Incentive Stock Option may be granted to any individual who is not an Employee; and

[4] No Incentive Stock Option may be exercised more than 10 years after it is granted (five years if the Participant owns [as defined in Code §424(d)] Stock possessing more than 10 percent of the total combined voting power of all classes of Stock).
5.05 Payment for Options. The Committee will develop procedures through which a Participant may pay an Option’s Exercise Price, including tendering shares of Stock the Participant already has owned for at least six months, either by actual delivery of the previously owned shares of Stock or by attestation, valued at its Fair Market Value on the exercise date, as partial or full payment of the Exercise Price.
5.06 Restrictions on Transferability. The Committee may impose restrictions on any shares of Stock acquired through an Option, including restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system on which Stock are then listed or traded or any applicable blue sky or state securities laws.
6.00 RESTRICTED STOCK
6.01 Restricted Stock Grants. The Committee may grant shares of Restricted Stock to Participants at any time during the term of this Plan.
6.02 Transferability. Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period. In the Committee’s sole discretion, all shares of Restricted Stock will:
[1] Be held by the Company as escrow agent during the Restriction Period, along with any cash dividends and other cash distributions made with respect to escrowed Restricted Stock; or

[2] Be issued to the Participant in the form of certificates bearing a legend describing the restrictions imposed on the shares.

6.03 Forfeitures; Removal of Restrictions. Restricted Stock will be:
[1] Forfeited, if all restrictions have not been met at the end of the Restriction Period, and again become available under the Plan; or

[2] Released from escrow and distributed (or any restrictions described in the certificate removed) as soon as practicable after the last day of the Restriction Period, if all restrictions have then been met.
6.04 Rights Associated with Restricted Stock. During the Restriction Period, and unless the Award Agreement provides otherwise, each Participant to whom Restricted Stock has been issued as described in Section 6.02[2]:
[1] May exercise full voting rights associated with his or her Restricted Stock; and

[2] Subject to Section 6.02[1], will be entitled to receive all dividends and other distributions paid with respect to his or her Restricted Stock. If any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were issued. Also, any dividend or other distribution paid with respect to Restricted Stock will be subject to a Restriction Period that is equal to the remaining Restriction Period imposed on the shares of Restricted Stock with respect to which the dividend or distribution is paid.
7.00 STOCK APPRECIATION RIGHTS AND STOCK UNITS
7.01 Stock Appreciation Rights. The Committee may grant Freestanding SARs and Tandem SARs (or a combination of each) to Participants at any time during the term of this Plan.
[1] The Exercise Price specified in the Award Agreement will:
[a] In the case of a Freestanding SAR, never be less than 100 percent of the Fair Market Value of a share of Stock on the Grant Date; and

[b] In the case of a Tandem SAR, never be less than the Exercise Price of the related Option.
[2] Tandem SARs may be exercised with respect to all or part of the shares of Stock subject to the related Option by surrendering the right to exercise the equivalent portion of the related Option. However:
[a] A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable;

[b] A Tandem SAR will expire no later than the date the related Option expires;

[c] The value of the payout with respect to a Tandem SAR related to an Incentive Stock Option will not be more than 100 percent of the difference between the Exercise Price of the related Option and the Fair Market Value of the shares of Stock subject to the related Option at the time the Tandem SAR is exercised; and

[d] A Tandem SAR related to an Incentive Stock Option may be exercised only if the Fair Market Value of the shares of Stock subject to the related Option is greater than the Option’s Exercise Price.
[3] Freestanding SARs will be exercisable subject to the terms specified in the Award Agreement.

[4] A Participant exercising an SAR will receive an amount equal to:
[a] The difference between the Fair Market Value of a share of Stock on the exercise date and the Exercise Price; multiplied by

[b] The number of shares of Stock with respect to which the SAR is exercised.
At the discretion of the Committee, this amount may be paid in cash, shares of Stock or any combination of both.
7.02 Stock Units.
[1] Each Director may elect to receive all or a portion of his or her Annual Retainer in Stock Units by returning to the Committee an Annual Retainer Deferral Form specifying:
[a] The portion (stated in 25 percent increments) of the Annual Retainer to be converted to Stock Units;

[b] The date Stock Units are to be settled;

[c] Whether Stock Units are to be settled in cash or shares of Stock; and

[d] The period (which may not be longer than 10 years) over which the value of Stock Units is to be distributed.
If a completed Annual Retainer Deferral Form is not received at least two weeks before the first meeting of the Board of Directors during the fiscal year for which the Annual Retainer is to be paid, the Director’s Annual Retainer will be paid consistent with in the Company’s regular procedures and policies for paying Annual Retainers. Each Director that has effectively elected to receive Stock Units in lieu of all or a portion of his or her Annual Retainer will receive a number of Stock Units (including fractional Stock Units) equal to the portion of the Annual Retainer to be received as Stock Units divided by the Fair Market Value on the date the Annual Retainer would have been paid had that election not been made.

[2] All Stock Units will be settled in cash or shares of Stock as soon as practicable after the later of:
[a] The date the Director ceases to be a member of the Board; or

[b] The date the Director specifies on an Annual Retainer Deferral Form.
If Stock Units are to be settled in cash, the amount distributed will be calculated by multiplying the number of Stock Units to be settled in cash by the Fair Market Value as of the most recent trading date before the settlement date. If a Director dies before all of his or her Stock Units have been settled, the value of any unpaid Stock Units will be paid in a lump sum in cash to his or her Beneficiary.

If Stock Units are to be settled in Stock, the number of shares to be distributed will equal the number of Stock Units, adjusted, if appropriate, under Section 4.03.

[3] Once filed, elections made on an Annual Retainer Deferral Form will remain in effect until changed. Any change to an earlier election must be made by completing and returning another completed Annual Retainer Deferral Form to the Committee:
[a] If the change relates to the portion of the Annual Retainer to be deferred, no later than two weeks before the date the Annual Retainer otherwise would be paid;

[b] If the change relates to the time Stock Units are to be settled, no later than 12 months before the previously established settlement date; or

[c] If the change relates to the form in which Stock Units are to be settled, no later than 12 months before the settlement date.
8.00 TERMINATION OF SERVICE/BUY OUT
8.01 Exercise Period. Except as provided in Section 8.02 and unless otherwise specified in the Award Agreement (other than an Award Agreement or portion of an Award Agreement relating to an Incentive Stock Option), all Awards that are outstanding (whether or not then exercisable) when a Participant Terminates Service will expire on the earlier of [1] the date the Award expires under the terms of the Award Agreement, [2] the date the Participant Terminates Service for any reason other than death or Disability or [3] 12 months after the Participant Terminates Service because of death or Disability.
8.02 Buy Out of Awards. At any time, the Committee, in its sole discretion and without the consent of the Participant, may cancel any or all outstanding Awards held by that Participant by providing to that Participant written notice (“Buy Out Notice”) of its intention to exercise the rights reserved in this section. If a Buy Out Notice is given, the Company also will pay to each affected Participant the difference between [1] the Fair Market Value of each Award (or portion of an Award) to be cancelled and [2] the Exercise Price associated with each cancelled Award. However, unless otherwise specified in the Award Agreement, no payment will be made with respect to any Awards that are not exercisable when cancelled under this section. The Company will complete any buy out made under this section as soon as administratively possible after the date of the Buy Out Notice. At the Committee’s option, payment of the buy out amount may be made in cash, in whole shares of Stock or partly in cash and partly in shares of Stock. The number of whole shares of Stock, if any, included in the buy out amount will be determined by dividing the amount of the payment to be made in shares of Stock by the Fair Market Value as of the date of the Buy Out Notice.
9.00 MERGER, CONSOLIDATION OR SIMILAR EVENT
If [1] the Company enters into a plan or agreement that results in the merger or consolidation of the Company or reclassification of Stock or the exchange of Stock for the securities of another entity (other than a Subsidiary) that has acquired the Company’s assets or which is in control [as defined in Code §368(c)] of an entity that has acquired the Company’s assets and [2] the terms of that plan or agreement are binding on all holders of Stock (except to the extent that dissenting shareholders are entitled to relief under applicable law), then [3] Awards will become fully exercisable, all restrictions will lapse and each affected Participant will receive, upon payment of the Exercise Price, if applicable, securities or cash, or both, equal to those the Participant would have been entitled to receive under the plan or agreement if the Participant had already exercised the Award.
10.00 AMENDMENT, MODIFICATION AND TERMINATION OF PLAN
The Board or the Committee may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. Also, no Plan amendment may [4] result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 or [6] without the consent of the affected Participant, adversely affect any Award issued before the amendment, modification or termination. However, nothing in this section will restrict the Committee’s right to exercise the discretion retained in Section 8.02.
11.00 MISCELLANEOUS
11.01 Assignability. Except as provided in this section, an Award may not be transferred except by will or applicable laws of descent and distribution and, during the Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative. However, with the Committee’s written consent (which may be withheld for any reason or for no reason), a Participant or a specified group of Participants may transfer Awards (other than Incentive Stock Options) to a revocable inter vivos trust, of which the Participant is the settlor, or may transfer Awards (other than Incentive Stock Options) to any member of the Participant’s immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the Participant’s immediate family, or any partnership or limited liability company whose only partners or members are members of the Participant’s immediate family (“Permissible Transferees”). Any Award transferred to a Permissible Transferee will continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Committee.

A Permissible Transferee may subsequently transfer an Award but only to another Permissible Transferee and only after complying with the terms of this section as if the Permissible Transferee was a Participant.
11.02 Beneficiary Designation. Each Participant may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death. Each designation made will revoke all earlier designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective Beneficiary designation, the deceased Participant’s Beneficiary will be his or her surviving spouse or, if there is no surviving spouse, the deceased Participant’s estate.
11.03 No Guarantee of Employment or Participation. Nothing in the Plan may be construed as:
[1] Interfering with or limiting the right of the Company or any Subsidiary to terminate any Participant’s employment at any time;

[2] Conferring on any Participant any right to continue as an Employee or Director;

[3] Guaranteeing that any Employee will be selected to be a Participant; or

[4] Guaranteeing that any Participant will receive any future Awards.
11.04 Tax Withholding. The Company will withhold from other amounts owed to a Participant, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award, exercise or cancellation of an Award or purchase of shares of Stock. If these amounts are not to be withheld from other payments due to the Participant, the Company will defer payment of cash or issuance of shares of Stock until the earlier of:
[1] Thirty days after the settlement date; or

[2] The date the Participant remits the required amount.
If the Participant has not remitted the required amount, the Company will permanently withhold from the value of the Awards to be distributed the minimum amount required to be withheld to comply with applicable federal, state and local income, wage and employment taxes and distribute the balance to the Participant.
In its discretion, the Committee may allow a Participant to elect, subject to conditions the Committee establishes, to reimburse the Company for this withholding obligation through one or more of the following methods:
[3] By having shares of Stock otherwise issuable under the Plan withheld by the Company (but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal and local income, employment and wage tax laws);

[4] By delivering, including by attestation, to the Company previously acquired shares of Stock that the Participant has owned for at least six months;

[5] By remitting cash to the Company; or

[6] By remitting a personal check immediately payable to the Company.
11.05 Indemnification. Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to take action under the Plan as a Committee member and against and from any and all amounts paid, with the Company’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee member; or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company’s organizational documents, by contract, as a matter of law, or otherwise.
11.06 No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or Directors in cash or property, in a manner not expressly contemplated by the Plan.
11.07 Requirements of Law. The grant of Awards and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no shares of Stock will be issued under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws. Certificates for shares of Stock delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Stock is then listed or traded or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.
11.08 Term of Plan. The Plan will be effective upon its adoption by the Board and approval by the affirmative vote of the holders of a majority of the shares of voting stock present in person or represented by proxy at the first Annual Meeting occurring after the Board approves the Plan.

Subject to Section 10.00, the Plan will continue until the tenth anniversary of the date it is adopted by the Board or approved by the Company’s shareholders, whichever is earliest.
11.09 Governing Law. The Plan and all related agreements will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the United States and of the State of Ohio.

Bancinsurance Corporation	C123456789

		000004	000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR the listed nominees for director and FOR Proposal 2.

1. Election of Directors:		For	Withhold		For	Withhold		For	Withhold	+
	01 - Si Sokol	☐	☐	02 - John S. Sokol	☐	☐	03 - Douglas G. Borror	☐	☐

	04 - Kenton R. Bowen	☐	☐	05 - Edward N. Cohn	☐	☐	06 - Stephen P. Close	☐	☐

	07 - Daniel D. Harkins	☐	☐	08 - Matthew D. Walter	☐	☐

		For	Against	Abstain
2.	Approval of the amendment to the Bancinsurance Corporation 2002 Stock Incentive Plan to increase the number of Common Shares available for issuance thereunder from 600,000 to 950,000.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.
	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date and sign exactly as name appears above. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give full title. All joint owners must sign. Please return promptly.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

■	C 1234567890 8 1 C V	J N T 0 1 2 8 5 0 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+
<STOCK#>           00PMXD

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Bancinsurance Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

250 East Broad Street, Tenth Floor Columbus, Ohio 43215

The undersigned hereby appoints John S. Sokol, Daniel D. Harkins and Matthew D. Walter, and each of them, as proxies of the undersigned, with full power of substitution in each, and hereby authorizes them to represent and to vote, as indicated on the reverse side, at the Annual Meeting of Shareholders of Bancinsurance Corporation to be held on May 30, 2007, at 9:00 a.m., Eastern Daylight Time, at The Columbus Club, 181 East Broad Street, Columbus, Ohio, or at any adjournment or postponement thereof, all of the Common Shares of Bancinsurance Corporation held of record by the undersigned on April 5, 2007, with all of the powers the undersigned would possess if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIVE IS MADE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NAMED NOMINEES FOR DIRECTORS AND, EXCLUDING BROKER NON-VOTES, “FOR” THE APPROVAL OF THE AMENDMENT TO THE BANCINSURANCE CORPORATION 2002 STOCK INCENTIVE PLAN. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated April 27, 2007, the Proxy Statement furnished therewith and the Bancinsurance Corporation 2006 Annual Report to Shareholders which includes the Annual Report on Form 10-K of Bancinsurance Corporation for the fiscal year ended December 31, 2006. Any proxy heretofore given to vote the Common Shares which the undersigned is entitled to vote at the Annual Meeting is hereby revoked.

Please complete, sign, date and return this Proxy in the envelope furnished. (This Proxy Continues And Must Be Signed On The Reverse Side.)